                       TERM SHEET DATED NOVEMBER 27, 2006


                      THE NATIONAL COLLEGIATE FUNDING LLC
                             DEPOSITOR AND SPONSOR


               THE NATIONAL COLLEGIATE STUDENT LOAN TRUST 2006-4
                                 ISSUING ENTITY


                                 $1,025,000,000

      THE NATIONAL COLLEGIATE FUNDING LLC HAS FILED A REGISTRATION STATEMENT (INCLUDING A PROSPECTUS) WITH THE SEC FOR THE OFFERING TO WHICH THIS COMMUNICATION RELATES. BEFORE YOU INVEST, YOU SHOULD READ THE PROSPECTUS IN THAT REGISTRATION STATEMENT AND OTHER DOCUMENTS THE NATIONAL COLLEGIATE FUNDING LLC HAS FILED WITH THE SEC FOR MORE COMPLETE INFORMATION ABOUT THE NATIONAL COLLEGIATE FUNDING LLC AND THIS OFFERING. YOU MAY GET THESE DOCUMENTS FOR FREE BY VISITING EDGAR ON THE SEC WEBSITE AT WWW.SEC.GOV. ALTERNATIVELY, THE NATIONAL COLLEGIATE FUNDING LLC, ANY UNDERWRITER OR ANY DEALER PARTICIPATING IN THE OFFERING WILL ARRANGE TO SEND YOU THE PROSPECTUS IF YOU REQUEST IT BY CALLING TOLL-FREE 1-866-471-2526.

      THIS TERM SHEET IS NOT REQUIRED TO CONTAIN ALL INFORMATION THAT IS REQUIRED TO BE INCLUDED IN THE BASE PROSPECTUS AND THE PROSPECTUS SUPPLEMENT THAT WILL BE PREPARED FOR THE SECURITIES OFFERING TO WHICH THIS TERM SHEET RELATES. THIS TERM SHEET IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED.

      THE INFORMATION IN THIS TERM SHEET IS PRELIMINARY, AND MAY BE SUPERSEDED BY AN ADDITIONAL TERM SHEET PROVIDED TO YOU PRIOR TO THE TIME YOU ENTER INTO A CONTRACT OF SALE. THIS PRELIMINARY TERM SHEET IS BEING DELIVERED TO YOU SOLELY TO PROVIDE YOU WITH INFORMATION ABOUT THE OFFERING OF THE SECURITIES REFERRED TO HEREIN. THE SECURITIES ARE BEING OFFERED WHEN, AS AND IF ISSUED. IN PARTICULAR, YOU ARE ADVISED THAT THESE SECURITIES, AND THE ASSET POOLS BACKING THEM, ARE SUBJECT TO MODIFICATION OR REVISION (INCLUDING, AMONG OTHER THINGS, THE POSSIBILITY THAT ONE OR MORE CLASSES OF SECURITIES MAY BE SPLIT, COMBINED OR ELIMINATED), AT ANY TIME PRIOR TO ISSUANCE OR AVAILABILITY OF A FINAL PROSPECTUS. AS A RESULT, YOU MAY COMMIT TO PURCHASE SECURITIES THAT HAVE CHARACTERISTICS THAT MAY CHANGE, AND YOU ARE ADVISED THAT ALL OR A PORTION OF THE SECURITIES MAY NOT BE ISSUED THAT HAVE THE CHARACTERISTICS DESCRIBED IN THESE MATERIALS. OUR OBLIGATION TO SELL SECURITIES TO YOU IS CONDITIONED ON THE SECURITIES AND THE UNDERLYING TRANSACTION HAVING THE CHARACTERISTICS DESCRIBED IN THESE MATERIALS.

      A CONTRACT OF SALE WILL COME INTO BEING NO SOONER THAN THE DATE ON WHICH THE RELEVANT CLASS HAS BEEN PRICED AND WE HAVE CONFIRMED THE ALLOCATION OF SECURITIES TO BE MADE TO YOU; ANY "INDICATIONS OF INTEREST" EXPRESSED BY YOU, AND ANY "SOFT CIRCLES" GENERATED BY US, WILL NOT CREATE BINDING CONTRACTUAL OBLIGATIONS FOR YOU OR US. YOU MAY WITHDRAW YOUR OFFER TO PURCHASE SECURITIES AT ANY TIME PRIOR TO OUR ACCEPTANCE OF YOUR OFFER.

      ANY LEGENDS, DISCLAIMERS OR OTHER NOTICES THAT MAY APPEAR AT THE BOTTOM OF THE EMAIL COMMUNICATION TO WHICH THIS TERM SHEET IS ATTACHED RELATING TO
(1) THESE MATERIALS NOT CONSTITUTING AN OFFER (OR A SOLICITATION OF AN OFFER),
(2) NO REPRESENTATION THAT THESE MATERIALS ARE ACCURATE OR COMPLETE AND MAY NOT BE UPDATED OR (3) THESE MATERIALS POSSIBLY BEING CONFIDENTIAL ARE NOT APPLICABLE TO THESE MATERIALS AND SHOULD BE DISREGARDED. SUCH LEGENDS, DISCLAIMERS OR OTHER NOTICES HAVE BEEN AUTOMATICALLY GENERATED AS A RESULT OF THESE MATERIALS HAVING BEEN SENT VIA BLOOMBERG OR ANOTHER SYSTEM.

                                                           [THE FIRST
                                                            MARBLEHEAD
                                                            CORPORATION LOGO]


TERM SHEET
                                 $1,025,000,000
               THE NATIONAL COLLEGIATE STUDENT LOAN TRUST 2006-4
                                 ISSUING ENTITY
                      THE NATIONAL COLLEGIATE FUNDING LLC
                             DEPOSITOR AND SPONSOR
                        STUDENT LOAN ASSET BACKED NOTES

                                                                                     ---------------------------------------------
                                                                                     The notes offered hereby represent
                                                                                     obligations of the issuing entity only
SECURITIES OFFERED                                                                   and do not represent an interest in or
o  Classes of notes listed in the table below                                        obligations of the sponsor, the
                                                                                     depositor, The First Marblehead
ASSETS                                                                               Corporation, The Education Resources
o  Private student loans guaranteed by The Education Resources Institute, Inc.       Institute, Inc., the originators, the
                                                                                     servicers or any of their affiliates.
CREDIT ENHANCEMENT
o  Excess interest on the student loans                                              The notes are not guaranteed or insured
                                                                                     by the United States or any governmental
o  Subordination of the class B notes, class C notes and class D notes to the        agency.
   class A notes and subordination of the class C notes and class D notes to
   the class B notes and subordination of the class D notes to the class C           Distributions on the notes will be made
   notes to the extent more fully described in this term sheet                       on the 25th calendar day of each month
                                                                                     or if the 25th is not a business day,
o  Reserve account                                                                   the next business day. The first
                                                                                     distribution date for the notes is
o  The Education Resources Institute, Inc. guaranty on the student loans             February 26, 2007.
   together with certain guaranty fees pledged to secure payments of claims on
   defaulted student loans                                                           ---------------------------------------------


                   INITIAL CLASS           INTEREST RATE             FINAL MATURITY                 DISCOUNTS AND      PROCEEDS TO
                      BALANCE               (PER ANNUM)                   DATE           PRICE      COMMISSIONS(1)      THE TRUST
                  --------------     --------------------------    -----------------    -------     --------------   --------------
Class A-1
  Notes           $  285,000,000     One-month LIBOR plus ____%      March 25, 2025     100.000%         0.210%           99.790%
Class A-2
  Notes           $  256,000,000     One-month LIBOR plus ____%    December 27, 2027    100.000%         0.260%           99.740%
Class A-3
  Notes           $  134,000,000     One-month LIBOR plus ____%    February 26, 2029    100.000%         0.300%           99.700%
Class A-4
  Notes           $  200,000,000     One-month LIBOR plus ____%       May 25, 2032      100.000%         0.320%           99.680%
Class A-IO
  Notes                      (2)               6.35%               February 27, 2012    28.2431%(3)     0.1553%          28.0878%
Class B Notes     $   52,000,000     One-month LIBOR plus ____%       May 25, 2032      100.000%         0.370%           99.630%
Class C Notes     $   51,000,000     One-month LIBOR plus ____%       May 25, 2032      100.000%         0.410%           99.590%
Class D Notes     $   47,000,000     One-month LIBOR plus ____%       May 25, 2032      100.000%         0.700%           99.300%
                  --------------                                                                                   --------------
Total             $1,025,000,000                                                                                   $1,078,138,929(4)

---------------
(1) Subject to indemnification and expense reimbursement arrangements with the underwriters.
(2) Initial notional amount equal to $200,000,000.
(3) The price, discount and commission and proceeds to the trust for the class A-IO notes are estimates and will likely change based on final pricing.
(4) Before deducting expenses estimated to be $2,000,000 and the structuring advisory fee paid to The First Marblehead Corporation.

   The offered notes are offered by the underwriters named below, subject to prior sale, when, as and if accepted by the underwriters, subject to approval of certain legal matters by counsel for the underwriters. The underwriters reserve the right to withdraw, cancel or modify the offer and to reject orders in whole or in part. It is expected that delivery of the offered notes will be made in book-entry-only form on or about December 7, 2006.

   Application will be made to the Irish Stock Exchange for the offered notes to be admitted to the Official List and to trading on its regulated market. There can be no assurance that this listing will be obtained. The issuance and settlement of the offered notes is not conditioned on the listing of the offered notes on the Irish Stock Exchange.

   NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY OTHER FEDERAL REGULATORY AUTHORITY OR STATE SECURITIES COMMISSION HAS APPROVED OR RECOMMENDED THE SECURITIES DESCRIBED IN THIS TERM SHEET OR DETERMINED IF THIS TERM SHEET IS TRUTHFUL OR COMPLETE. NO SECURITIES COMMISSION OR REGULATORY AUTHORITY HAS REVIEWED THE ACCURACY OR ADEQUACY OF THIS TERM SHEET. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

   THIS TERM SHEET IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED.

   THIS TERM SHEET CONSTITUTES A "FREE WRITING PROSPECTUS" WITHIN THE MEANING OF RULE 405 UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

GOLDMAN, SACHS & CO.               JPMORGAN               RBS GREENWICH CAPITAL

Joint Book-Runner              Joint Book-Runner              Joint Book-Runner

                               November 27, 2006

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                       THE INFORMATION IN THIS TERM SHEET

         The information contained herein refers to and supplements certain of the information contained in the Free Writing Prospectus, dated November 13, 2006 (the "free writing prospectus"). Capitalized terms not defined herein shall have the meanings ascribed to such terms in the free writing prospectus.

                             IDENTIFICATION NUMBERS

           Class                CUSIP Number             ISIN
    ----------------            ------------         ------------
    Class A-1 Notes              63543W AA 9         US63543WAA99
    Class A-2 Notes              63543W AB 7         US63543WAB72
    Class A-3 Notes              63543W AC 5         US63543WAC55
    Class A-4 Notes              63543W AD 3         US63543WAD39
    Class A-IO Notes             63543W AE 1         US63543WAE12
    Class B Notes                63543W AF 8         US63543WAF86
    Class C Notes                63543W AG 6         US63543WAG69
    Class D Notes                63543W AH 4         US63543WAH43

                           USE OF PROCEEDS AND ASSETS

         The trust estimates that the net proceeds from the sale of the notes will be applied substantially as follows:

Collection Account(1)(2)                                      $  855,314,786
Reserve Account                                               $  215,400,000
Deposit to TERI Pledge Fund                                   $    5,424,143
Cost of Issuance                                              $    2,000,000
Underwriting Fee(2)                                           $    3,347,274
                                                              --------------
     TOTAL USES                                               $1,081,486,203(2)

(1) $765,817,124 used to purchase student loans and $89,497,662 paid to The First Marblehead Corporation as a structuring advisory fee(2).

(2) After pricing of the class A-IO notes, these dollar amounts may change.

         The assets of the trust and those assets expected to be pledged to the trust at the closing date are estimated to be:


Trust Student Loans                                           $   725,000,000
Reserve Account                                               $   215,400,000
Collection Account                                                          -
TERI Pledge Fund                                              $    45,188,000
                                                              ---------------
     TOTAL ASSETS                                             $   985,588,000

                                   THE SELLERS

         The following chart contains certain material information about each seller selling an amount of student loans to the depositor that is expected to be greater than 20% as of the closing date in dollar volume of the trust student loans:

                                                                                        Aggregate Dollar Volume of
                                                                  Originating           Outstanding TERI-Guaranteed
                                                            TERI-Guaranteed Private     Private Student Loans Owned
             Seller                 Form of Organization      Student Loans Since         as of August 31, 2006*
----------------------------------------------------------------------------------------------------------------------
JPMorgan Chase Bank, N.A.,             National Bank                  2001                     $570,810,000
   as successor by merger to
   Bank One, N.A.
Charter One Bank, N.A.**               National Bank                  1998                     $___________

*  Includes student loans sold subsequently to an affiliate of the depositor.
** Includes loans originated by Citizens Bank of Rhode Island, a state chartered affiliate.


                            DESCRIPTION OF THE NOTES

THE NOTES

         Interest. Interest will accrue on the principal balance of each class of offered notes (other than the class A-IO notes) at a rate per annum equal to the sum of the then applicable one-month LIBOR (as of the second business day before the applicable interest accrual period) plus the applicable margins.

         However, based on the expected closing date, for the initial interest period the LIBOR rate will be determined by the following formula:

                               X + ((19/28)o(Y-X))

         where, X = two-month LIBOR, and Y = three-month LIBOR, as of the second business day before the start of the initial interest period. For purposes of calculating LIBOR, a business day is any day on which banks in London and New York City are open for the transaction of business.

         Interest will accrue on the notional amount of the class A-IO notes at a rate of 6.35% per annum. On each distribution date, the notional amount of the class A-IO notes will equal the amount determined as follows:

              Distribution Dates                    Notional amount
           ----------------------------             ---------------
           February 2007 - October 2011              $200,000,000
           November 2011                             $189,000,000
           December 2011                             $177,000,000
           January 2012                              $165,000,000
           February 2012 and thereafter                        $0

         However, if on any distribution date (after giving effect to the distributions of principal to be made on that distribution date) the outstanding principal balance of the class A-4 notes would be less than its original principal balance, the notional amount of the class A-IO notes will equal the lesser of the outstanding principal balance of the class A-4 notes and the scheduled notional amount determined as described in the above table.

         Interest due on each distribution date for the class A-IO notes will accrue from the 25th day of the prior month (or in the case of the first distribution date, from the closing date) to but excluding the 25th day of the current month, based on 30-day months and a 360-day year. Based on the expected closing date, for the initial interest period, the class A-IO notes will receive 78 days of interest.

         A Class B Note Interest Trigger will be in effect for a distribution date if the Cumulative Default Rate for such distribution date equals or exceeds the percentage listed below for the most recent date preceding such distribution date.

                      Date              Cumulative Default Rate
                  -------------         -----------------------
                  February 2008                  3.00%
                  February 2009                  9.00%
                  February 2010                 15.00%
                  February 2011                 21.00%
                  February 2012                 25.00%
                  February 2013                 30.00%
                  February 2014                 30.00%

         However, a Class B Note Interest Trigger will not be in effect if (a) on the last day of the related collection period, the aggregate outstanding principal balance of the class A notes is less than the sum of the pool balance plus the amount on deposit in the reserve account (excluding the sum of (i) the amount on deposit in the TERI pledge fund and (ii) any cumulative shortfall of interest on the class B notes) or (b) TERI is solvent and is continuing to purchase defaulted student loans with respect to which TERI has become obligated to purchase under the terms of the relevant guaranty agreement.

         A Class C Note Interest Trigger will be in effect for a distribution date if the Cumulative Default Rate for such distribution date equals or exceeds the percentage listed below for the most recent date preceding such distribution date.

                      Date              Cumulative Default Rate
                  -------------         -----------------------
                  February 2008                  3.00%
                  February 2009                  7.00%
                  February 2010                 12.00%
                  February 2011                 16.00%
                  February 2012                 19.00%
                  February 2013                 21.00%
                  February 2014                 23.00%

         However, a Class C Note Interest Trigger will not be in effect if (a) on the last day of the related collection period, the aggregate outstanding principal balance of the class A notes and class B notes is less than the sum of the pool balance plus the amount on deposit in the reserve account (excluding the sum of (i) the amount on deposit in the TERI pledge fund and (ii) any cumulative shortfall of interest on the class B notes and class C notes) or (b) TERI is solvent and is continuing to purchase defaulted student loans with respect to which TERI has become obligated to purchase under the terms of the relevant guaranty agreement.

         A Class D Note Interest Trigger will be in effect for a distribution date if (a) the sum of the pool balance at the end of the preceding collection period plus amounts on deposit in the reserve account (excluding amounts on deposit in the TERI pledge fund) after payments on that distribution date is less than (b) 84% of the outstanding principal balance of the offered notes after payments on that distribution date.

         However, a Class D Note Interest Trigger will not be in effect if (a) on the last day of the related collection period, the aggregate outstanding principal balance of the class A notes, class B notes and class C notes is less than the sum of the pool balance plus the amount on deposit in the reserve account (excluding the sum of (i) the amount on deposit in the TERI pledge fund and (ii) any cumulative shortfall of interest on the class B notes, class C notes and class D notes) or (b) TERI is solvent and is continuing to purchase defaulted student loans with respect to which TERI has become obligated to purchase under the terms of the relevant guaranty agreement.

ACCOUNTS

         Reserve Account. The reserve account will be created with an initial deposit by the trust on the closing date of cash or eligible investments in an amount equal to approximately $215,400,000. The required reserve amount will not step-down below the minimum reserve amount of $5,125,000.

         If the amount on deposit in the reserve account on any distribution date beginning with the distribution date in February 2007 (after giving effect to all deposits or withdrawals therefrom on that distribution date) exceeds the respective amount listed below for that distribution date:

 Distribution Date        Amount     Distribution Date                 Amount
 -----------------     ------------  -----------------              -----------
 February 2007         $201,020,000  January 2009                   $49,690,000
 March 2007            $195,880,000  February 2009                  $47,030,000
 April 2007            $189,590,000  March 2009                     $45,260,000
 May 2007              $183,280,000  April 2009                     $40,550,000
 June 2007             $176,330,000  May 2009                       $36,680,000
 July 2007             $169,360,000  June 2009                      $33,150,000
 August 2007           $161,930,000  July 2009                      $29,480,000
 September 2007        $154,880,000  August 2009                    $26,450,000
 October 2007          $148,080,000  September 2009                 $24,120,000
 November 2007         $141,170,000  October 2009                   $21,650,000
 December 2007         $134,440,000  November 2009                  $18,920,000
 January 2008          $127,350,000  December 2009                  $16,620,000
 February 2008         $121,290,000  January 2010                   $14,620,000
 March 2008            $115,400,000  February 2010                  $13,240,000
 April 2008            $108,450,000  March 2010                     $13,040,000
 May 2008              $101,960,000  April 2010                     $11,870,000
 June 2008              $95,030,000  May 2010                       $11,170,000
 July 2008              $88,400,000  June 2010                       $9,740,000
 August 2008            $82,610,000  July 2010                       $8,680,000
 September 2008         $76,750,000  August 2010                     $6,560,000
 October 2008           $70,510,000  September 2010                  $5,210,000
 November 2008          $64,190,000  October 2010 and thereafter     $5,125,000
 December 2008          $57,520,000

then any excess funds in the reserve account will be deposited into the collection account for distribution as available funds on the distribution date to the persons and in the order of priority specified under "Distributions" (including to the holders of the owner trust certificates after payment of all other amounts) in the free writing prospectus.

                           THE STUDENT LOAN GUARANTOR

THE EDUCATION RESOURCES INSTITUTE, INC.

         TERI was incorporated in 1985 for the purpose of guaranteeing student loans and is a private, non-profit corporation organized under Chapter 180 of the Massachusetts General Laws. It is a student loan guarantor, not a regulated insurance company. TERI's offices are located at 31 St. James Avenue, Boston, Massachusetts 02116, and its telephone number is (617) 426-0681. As of September 30, 2006, TERI employed approximately 74 people.

         TERI Loan Guaranty Programs. All of the loan programs for which TERI provides guaranties are private, and TERI is not entitled to any federal reinsurance or assistance from the United States Department of Education. Each loan that TERI guarantees under its programs is funded by a participating financial institution. TERI charges a guaranty fee for each loan it guarantees. In addition to the loan programs, the principal loan programs for which TERI provides guaranties are:

         TERI Alternative Program. The TERI Alternative Program (including variants thereof marketed by various lenders under proprietary names) is a private education loan program established by TERI for students enrolled in nationally or regionally accredited 2 to 4-year undergraduate degree-granting institutions in the United States and Canada. To be eligible for a loan under the TERI Alternative Program, a student must be deemed creditworthy or provide a creditworthy co-borrower. At least one applicant must be a U.S. citizen or a certified permanent resident of the United States.

         PEP Program. The PEP Program (including variants thereof marketed by various lenders under proprietary names) is an education loan program established by TERI in 1988 for graduate and professional school students enrolled at least half-time in accredited 2 to 4-year degree-granting institutions in the United States and Canada. Under the PEP Program students with little or no credit history can borrow on their own signature provided their credit profiles do not violate TERI's credit standards. Creditworthy students or students with creditworthy co-borrowers can borrow on more favorable terms.

         With respect to student loans made by lending institutions under the TERI loan guaranty programs, TERI guarantees 100% of the principal (including capitalized interest) plus accrued interest for loans for which one of the following events has occurred:

         o Failure by a borrower to make monthly principal and/or interest payments on a loan when due, provided the failure continues for 150 to 180 consecutive days);(1)

         o The filing by or against a borrower of a Chapter 13 petition in a bankruptcy or, in a Chapter 7 proceeding, the filing of an adversary proceeding pursuant to 11 U.S.C. ss. 523(a)(8);(2) or

         o    The death of a borrower.(1)

-----------------------
(1) Depending on the terms of the applicable guaranty agreement, this event may not entitle the lender to make a claim for payment unless the same condition or another condition applies to all co-signers of a note, if the note has multiple borrowers.
(2) Depending on the terms of the applicable guaranty agreement, a bankruptcy filing by one of several borrowers under Chapter 7 of the Bankruptcy Code may not entitle the lender to make a claim for payment unless and until the same condition or another condition applies to all co-signers of a promissory note, if the note has multiple borrowers, unless the borrower seeks a discharge of the loan pursuant to section 523(a)(8) of the Bankruptcy Code.

         TERI's obligation to honor its guaranty for any student loan is subject to certain conditions, including that TERI has timely received the guaranty fees for the loan; that the underwriting, origination, disbursement, and servicing and collection of the loan have been performed in accordance with program requirements and applicable law; that a claim for guaranty of the loan has been filed timely and in accordance with program requirements and in accordance with the procedures set forth in the TERI guaranty agreements; and that the promissory note has been validly transferred and endorsed to TERI. The terms of TERI's guaranty vary depending upon the particular guaranty agreement. TERI agrees to use all reasonable efforts to make payment within 60 days of receipt of a properly filed claim, and in any event within 90 days of receipt.

         Included as a part of this term sheet as Annex I, are certain audited financial statements, including consolidated statements of activities and changes in net assets and consolidated statements of financial position, of TERI as of and for the years ended June 30, 2004, June 30, 2005 and June 30, 2006, which have been audited, and as of and for the three months ended September 30, 2006, which are unaudited.

         Financial Information Summary. Set forth below is a summary of certain TERI financial information for the last three fiscal years(1):

                                                                                                         Three Months
                                                                                                            Ended
                                                     Fiscal Years Ended June 30,                        September 30,
                                                     --------------------------                         -------------
                                         2004                    2005                   2006                 2006
                                     (U.S. Dollars          (U.S. Dollars           (U.S. Dollars       (U.S. Dollars
                                     in millions)            in millions)           in millions)         in millions)
                                     ------------            ------------           ------------         ------------
Increase in Net Assets                    $32.9                   $64.1                  $64.0              $69.9
Total Net Assets                          $82.6                  $146.7                 $210.8             $280.7
Total Assets                             $292.1                  $447.8                 $663.3             $776.1
Loan Loss Reserves                       $172.2                  $254.1                 $352.5             $416.2

---------------------------
(1) Source: TERI's audited financial statements for the fiscal years ended June 30, 2004, 2005 and 2006. The information for the three months ended September 30, 2006 is unaudited.

         Loan Loss Reserve. TERI's loan loss reserve represents an amount TERI believes would be adequate to cover the cost of probable losses arising from its guaranty commitments. TERI's management determines the adequacy of the reserve based primarily on historical loan default experience compiled in its database of borrower default data dating back to TERI's inception in 1985. In addition, TERI commissions an actuarial study performed twice annually by a national consulting firm independent of TERI's auditors, which analyzes the actuarial default risk of TERI's guaranteed loan portfolio. Activity in the loan loss reserve account for the fiscal years ended June 30, 2004, June 30, 2005 and June 30, 2006, and the three months ended September 30, 2006(1), was as follows:

                                                                                                         Three Months
                                                                                                            Ended
                                                     Fiscal Years Ended June 30,                         September 30,
                                                     --------------------------                          -------------

                                     (U.S. Dollars         (U.S. Dollars           (U.S. Dollars         (U.S. Dollars
                                      in millions)          in millions)            in millions)           in millions)

                                         2004                    2005                   2006                 2006
                                     -------------         -------------           -------------          ------------
Beginning Balance                      $102.9                  $172.2                  $254.1               $352.5
Default Claims Paid                   $(44.3)                 $(51.9)                 $(84.7)              $(32.2)
Default Claims Recoveries, Net          $33.2                   $38.4                   $51.2                $17.4
of Adjustments
Loan Loss Provision                     $80.4                   $95.4                  $131.9                $78.5
                                      ------                  ------                  ------               ------
Ending Balance                         $172.2                  $254.1                  $352.5               $416.2
                                      ------                  ------                  ------               ------

----------------------------
(1) Source: TERI's audited financial statements for the fiscal years ended June 30, 2004, 2005 and 2006. The information for the three months ended September 30, 2006 is unaudited.

         Reserve Ratio. TERI computes its reserve ratio by dividing the "total amounts available for guaranty commitments" by the "total loans outstanding." TERI defines "total amounts available for guaranty commitments" as the sum of the amounts set forth below under the caption "--Summary of Amounts Available for Guaranty Commitments." It defines "total loans outstanding" as the aggregate principal amount outstanding of all loans under guaranty. TERI's reserve ratio as of June 30 of each of the fiscal years 2004, 2005 and 2006, and as of and for the three months ended September 30, 2006, was as follows:

                                                       Reserve Ratio
                                                       -------------
                       June 30, 2004                        5.7%
                       June 30, 2005                        5.9%
                       June 30, 2006                        6.2%
                    September 30, 2006                      6.6%

         Summary of Amounts Available for Guaranty Commitments. As a guarantor of student loans, TERI is not entitled to any federal reinsurance or assistance from the United States Department of Education. Although TERI maintains a loan loss reserve intended to cover the cost of probable losses arising from its guaranty commitments, there can be no assurance that the amount of such reserves will be sufficient to cover the obligations of TERI over the term of the trust student loans. As of June 30, 2004, 2005 and 2006, and September 30, 2006, TERI had available the following amounts to cover its loan guaranty commitments(1):

                                                            As of June 30,                       As of September 30,
                                                      (U.S. Dollars in millions)                  (U.S. Dollars in
                                                                                                      millions)

                                         ----------------- ----------------- ------------------ ----------------------
                                               2004             2005                2006                 2006
                                         ----------------- ----------------- ------------------ ----------------------

 Deferred Guaranty Fees                       $15.9             $25.3               $36.4                $42.7
 Loan Loss Reserves                          $172.2            $254.1              $352.5               $416.2
 Unrestricted Net Assets--Board               $13.3             $13.3               $13.3                $13.3
 Designated
 Unrestricted Net Assets--Undesignated        $67.3            $131.5              $195.5               $265.4
                                         ----------------- ----------------- ------------------ ----------------------
 Total Amounts Available For Guaranty        $268.7            $424.2              $597.7               $737.6
 Commitments(2)
                                         ----------------- ----------------- ------------------ ----------------------

 ----------------------------
(1) Source: TERI's audited financial statements for the fiscal years ended June 30, 2004, 2005 and 2006. The information for the three months ended September 30, 2006 is unaudited.
(2) Total amounts available for guaranty commitments do not necessarily represent liquid or unencumbered assets held by TERI.

         The sum of the accounts set forth above is the aggregate of all the amounts made available by TERI to fulfill its guaranties with various lending institutions under the guaranty agreements described above.

         Reserve Agreements with Lending Institutions. As part of certain guaranty agreements with lending institutions, TERI has agreed to maintain amounts available calculated as a percentage of the unpaid principal amount of outstanding loans, which is either at least 2% in cash and marketable securities or their equivalents or at least 3% in total TERI funds available. As of September 30, 2006, the principal amount outstanding of loans guaranteed by TERI amounted to approximately $11.1 billion, and TERI was required under these agreements to have available approximately $222 million in cash and marketable securities or $333 million in total TERI funds available. Certain lenders have required cash collateralization as security for TERI's obligations and, accordingly, at September 30, 2006, approximately $418.1 million of the reserves were required to be so pledged. Amounts so pledged (other than those on deposit in the TERI pledge fund) would not be available to pay TERI's general obligations under the TERI guaranty agreements until TERI's secured obligations to such lenders are satisfied. The TERI pledge fund constitutes a similar cash collateral account supporting TERI's obligations to the trust that would not be available to pay TERI's general obligations until TERI's obligations to the trust are satisfied.

         Guaranty Volume. TERI is one of the largest guarantors of non-federally reinsured student loans in the country. The following chart shows the non-federally reinsured student loans guaranteed by TERI for the fiscal years ended June 30, 2004, 2005 and 2006 and for the three months ended September 30, 2006.

              Fiscal Year                             Private Loans Guaranteed
--------------------------------------               --------------------------
                                                     (U.S. Dollars in millions)
                 2004                                         $1,704.1
                 2005                                         $2,556.8
                 2006                                         $3,249.8
          Three months ended
          September 30, 2006                                  $1,641.7

         Net Cohort Default Rate. All TERI-guaranteed loans made in a given fiscal year are referred to collectively as a "cohort." TERI's "net cohort default rate" refers to the total amount of guaranty payments made by TERI on defaulted loans of a given cohort, less any subsequent recoveries by TERI expressed as a percentage of the aggregate principal amount of loans guaranteed by TERI for the cohort year. The following table sets forth the total loans guaranteed, total defaults paid (net of recoveries) and the net cohort default rate as of September 30, 2006, for each of the last five cohort (fiscal) years.

                                                        Total Net Defaults Paid for
       Cohort Year           Total Loans Guaranteed           Loans Guaranteed            Net Cohort Default Rate
  ---------------------      ----------------------     ----------------------------      -----------------------
                                           (U.S. Dollars in millions)
          2002                       $623.5                        $19.7                           3.16%
          2003                       $965.4                        $25.8                           2.68%
          2004                      $1,704.1                       $35.2                           2.06%
          2005                      $2,556.8                       $17.4                           0.68%
          2006                      $3,249.8                        $2.7                           0.08%

         The declining trend reflected above in the net cohort default rate experienced by TERI can largely be attributed to the fact that for each succeeding cohort year fewer loans guaranteed by TERI were in repayment as of September 30, 2006. As the percentage of loans entering repayment increases, the percentage of loans becoming delinquent and subsequently defaulting also tends to increase. There can be no assurance that the net cohort default rate of TERI for any future year will be similar to the historical experience set forth above.

         Recovery Rates. TERI determines its recovery rates by tracking the recovery history of loans that defaulted in a particular year, and dividing the cumulative amount recovered through its collection efforts on such loans by the total initial amount of claims paid on such loans. If a borrower makes 3 to 6 consecutive on time payments their loan is considered "cured" and may be repurchased by the lender. When a loan is repurchased the entire repurchased amount of the loan is considered a recovery. Any subsequent defaults or recoveries on this loan are tracked separately from the recovery rates shown below. The following table shows TERI's recovery rates as of September 30, 2006 for the loans that defaulted in each of the last five fiscal years.

    Period of Default
       Fiscal Year           Undergraduate Credit-Worthy Recovery Rate        Graduate Credit-Worthy Recovery Rate
    -----------------        -----------------------------------------        ------------------------------------

          2002                                  68%                                           58%
          2003                                  51%                                           40%
          2004                                  38%                                           28%
          2005                                  24%                                           14%
          2006                                  12%                                            6%

         The foregoing chart illustrates that loans which have defaulted in earlier periods tend to have higher recovery rates due to TERI's prolonged collection activities on defaulted loans. However, there can be no assurance that TERI's recovery rate for any future year will be similar to the historical experience set forth above.

            SECURITIES PREVIOUSLY ISSUED BY AFFILIATES OF THE SPONSOR

STATIC POOL INFORMATION

         Static pool information material to this offering may be found at:

http://phx.corporate-ir.net/phoenix.zhtml?c=147457&p=irol-absstatic2006-4

         Information provided through the internet address above will not be deemed to be a part of this term sheet or the registration statement for the notes offered hereby if it relates to any prior securities pool or vintage formed before January 1, 2006, or with respect to the student loan pool (if applicable) any period before January 1, 2006.

                       PREPAYMENT AND YIELD CONSIDERATIONS

         The following information is given solely to illustrate the effect of prepayments of trust student loans on the weighted average life of the notes under the stated assumptions and is not a prediction of the payment rate that might actually be experienced.

GENERAL

         The rate of payments on the principal balances and aggregate amount of distributions on the notes and the yield to maturity of the notes will relate to the rate and timing of payments of principal on the trust student loans. The rate of principal payments on the trust student loans will in turn be affected by the amortization schedules of the trust student loans and by the rate of principal prepayments. All of the trust student loans are prepayable at any time without penalty.

PREPAYMENTS

         Prepayments, liquidations and purchases of the trust student loans, including optional purchase of the remaining trust student loans in connection with the termination of the trust, will result in early distributions of principal amounts on the notes.

         Because the rate of payment of principal of the trust student loans cannot be predicted and will depend on future events and a variety of factors, no assurance can be given to you as to this rate of payment or the rate of principal prepayments. The extent to which the yield to maturity of any security may vary from the anticipated yield will depend upon the following factors:

         o the degree to which a security is purchased at a discount or premium; and

         o the degree to which the timing of payments on a security is sensitive to prepayments, liquidations and purchases of the trust student loans.

WEIGHTED AVERAGE LIVES

         The weighted average life of a security refers to the average amount of time that will elapse from the date of issuance of the security to the date the principal amount of the security is reduced to zero.

         Greater than anticipated principal prepayments will increase the yield on notes having a principal amount purchased at a discount and will decrease the yield on those notes purchased at a premium. The effect on your yield due to principal prepayments occurring at a rate that is faster or slower than the rate you anticipated will not be entirely offset by a subsequent similar reduction or increase, respectively, in the rate of principal payments. The amount and timing of delinquencies and defaults on the trust student loans and the recoveries, if any, on defaulted trust student loans and any guaranty payments will also affect the weighted average life of the notes.

         Prepayments on pools of student loans can be calculated based on a variety of prepayment models. The model used to calculate prepayments in this term sheet is based on prepayments assumed to occur at a constant prepayment rate, referred to in this term sheet as "CPR." CPR is stated as an annualized rate and is calculated as the percentage of the loan amount outstanding at the beginning of a period (including accrued interest to be capitalized), after applying scheduled payments, that prepays during that period. The CPR model assumes that student loans will prepay in each month according to the following formula:

Monthly Prepayments = (Balance (including accrued interest to be capitalized) after scheduled payments) x (1-(1-CPR)^1/12)

         Accordingly, monthly prepayments, assuming a $1,000 balance after scheduled payments, would be as follows for various levels of CPR:

                 CPR                        0%        4%         7%        10%        15%
-----------------------------------       -----      -----      -----     -----      ------
Monthly Prepayment                        $0.00      $3.40      $6.03     $8.74      $13.45

         The CPR model does not purport to describe historical prepayment experience or to predict the prepayment rate of any actual student loan pool. The trust student loans will not prepay at any constant level of CPR, nor will all of the trust student loans prepay at the same rate. You must make an independent decision regarding the appropriate principal prepayment scenarios to use in making any investment decision.

         The tables below show the weighted average remaining lives, expected maturity dates and percentages of original principal remaining of the notes at certain monthly distribution dates under various CPR scenarios.

         Assumptions. For the sole purpose of calculating the information presented in the tables, it is assumed, among other things, that:

         o the cutoff date for the trust student loans is as of November 30, 2006;
         o    the closing date is December 7, 2006;
         o all trust student loans remain in their current status until their status end date and then move to repayment, and no trust student loan moves from repayment to any other status;
         o    no defaults occur on any of the trust student loans;
         o    loans in deferment prepay at 1% CPR;
         o    100% of borrowers in a repayment status will pay on time;
         o depending on their selection, borrowers in a deferment status will either capitalize the interest on their loan or pay interest only during deferment;
         o it is assumed that one-month LIBOR remains fixed at 5.32% for the life of the transaction;
         o distributions on the notes begin on February 25, 2007 and will be made on the 25th calendar day of each month regardless of whether such day is a business day;

         o the interest rate for each class of outstanding notes at all times will be equal to:



            Class A-1 notes:                        5.35%
            Class A-2 notes:                        5.47%
            Class A-3 notes:                        5.59%
            Class A-4 notes:                        5.63%
            Class A-IO notes:                       6.35%
            Class B notes:                          5.68%
            Class C notes:                          5.79%
            Class D notes:                          6.47%

         o interest on the notes (other than the class A-IO notes) accrues on an actual/360 day count basis and interest on the class A-IO notes accrues on a 30/360 basis;
         o an administration fee equal to 0.05% per annum calculated on an 30/360 day count basis of the outstanding principal amount of the trust student loans paid monthly, beginning February 25, 2007, by the trust to the administrator;
         o trustee, paying agent and other fees in the amount of $8,167 paid monthly, beginning February 25, 2007, to the respective parties;
         o servicing fees are based upon the aggregate principal balance of the trust student loans serviced at the end of each month, multiplied by the applicable servicing fee divided by twelve, equal to (i) 0.125% during deferment, (ii) 0.34% during repayment;
         o the reserve account has an initial balance equal to $215,400,000 and at all times a balance no less than $5,125,000;
         o    the TERI pledge fund has an initial balance equal to $45,188,000;
              and
         o all payments are assumed to be made at the end of the month; amounts on deposit in the reserve account are invested in eligible investments at the assumed reinvestment rate of 5.27% per annum.

         The tables below have been prepared based on the assumptions described above and should be read in conjunction therewith. In addition, the diverse characteristics, remaining terms and ages of the trust student loans could produce slower or faster principal payments than implied by the information in these tables, even if the dispersions of weighted average characteristics, remaining terms and ages of the trust student loans are the same as the assumed characteristics, remaining terms and ages.

 WEIGHTED AVERAGE LIVES AND EXPECTED MATURITY DATES OF THE NOTES AT VARIOUS CPRS

                                             WEIGHTED AVERAGE LIFE (YEARS)(1)
---------------------------------------------------------------------------------------------------------------
        Class                  0%                 4%                 7%                10%                15%
---------------               -----              -----             ------             -----             ------
Class A-1 Notes                4.47               2.99               2.67              2.45               2.21
Class A-2 Notes               14.50               9.16               7.00              5.83               4.88
Class A-3 Notes               18.80              14.97              11.99              9.73               7.31
Class A-4 Notes               21.67              20.01              18.20             16.18              13.04
Class B Notes                 16.74              14.53              13.25             12.21              10.86
Class C Notes                 16.74              14.53              13.25             12.21              10.86
Class D Notes                 16.74              14.53              13.25             12.21              10.86

        CLASS                                              EXPECTED MATURITY DATE
------------------------------------------------------------------------------------------------------------------
Class A-1 Notes             June 2017          July 2012         August 2011        March 2011        August 2010
Class A-2 Notes             July 2024        November 2019      November 2016     December 2014      December 2012
Class A-3 Notes           October 2026       November 2023      January 2021        July 2018       September 2015
Class A-4 Notes           February 2031     September 2030      January 2030        March 2029        April 2027
Class B Notes             February 2031     September 2030      January 2030        March 2029        April 2027
Class C Notes             February 2031     September 2030      January 2030        March 2029        April 2027
Class D Notes             February 2031     September 2030      January 2030        March 2029        April 2027

(1) The weighted average life of a note is determined by (x) multiplying the amount of each principal payment on such note by the number of years from the date of issuance of such note to the related payment date, (y) adding the results and (z) dividing the sum by the original principal amount of such note.

   PERCENTAGE OF INITIAL CLASS A-1 NOTES PRINCIPAL AT VARIOUS CPR PERCENTAGES

                DISTRIBUTION DATE                        0%           4%           7%           10%          15%
---------------------------------------------          -----         -----        -----        -----        -----
Closing                                                100%          100%         100%         100%         100%
February 2007                                           99%           99%          99%          98%          98%
February 2008                                           86%           84%          84%          83%          81%
February 2009                                           68%           64%          60%          57%          51%
February 2010                                           56%           45%          37%          30%          17%
February 2011                                           46%           27%          14%           1%           0%
February 2012                                           35%            6%           0%           0%           0%
February 2013                                           29%            0%           0%           0%           0%
February 2014                                           23%            0%           0%           0%           0%
February 2015                                           17%            0%           0%           0%           0%
February 2016                                           10%            0%           0%           0%           0%
February 2017                                            2%            0%           0%           0%           0%
February 2018                                            0%            0%           0%           0%           0%

   PERCENTAGE OF INITIAL CLASS A-2 NOTES PRINCIPAL AT VARIOUS CPR PERCENTAGES

                DISTRIBUTION DATE                        0%           4%           7%           10%          15%
------------------------------------------------       -----         -----        -----        -----        -----
Closing                                                100%          100%         100%         100%         100%
February 2007                                          100%          100%         100%         100%         100%
February 2008                                          100%          100%         100%         100%         100%
February 2009                                          100%          100%         100%         100%         100%
February 2010                                          100%          100%         100%         100%         100%
February 2011                                          100%          100%         100%         100%          79%
February 2012                                          100%          100%          83%          63%          33%
February 2013                                          100%           89%          60%          33%           0%
February 2014                                          100%           75%          42%          14%           0%
February 2015                                          100%           62%          26%           0%           0%
February 2016                                          100%           48%          11%           0%           0%
February 2017                                          100%           35%           0%           0%           0%
February 2018                                           93%           22%           0%           0%           0%
February 2019                                           82%            9%           0%           0%           0%
February 2020                                           70%            0%           0%           0%           0%
February 2021                                           57%            0%           0%           0%           0%
February 2022                                           42%            0%           0%           0%           0%
February 2023                                           25%            0%           0%           0%           0%
February 2024                                            7%            0%           0%           0%           0%
February 2025                                            0%            0%           0%           0%           0%

   PERCENTAGE OF INITIAL CLASS A-3 NOTES PRINCIPAL AT VARIOUS CPR PERCENTAGES

                Distribution Date                        0%           4%           7%           10%          15%
-----------------------------------------------        -----         -----        -----        -----        -----
Closing                                                100%          100%         100%         100%         100%
February 2007                                          100%          100%         100%         100%         100%
February 2008                                          100%          100%         100%         100%         100%
February 2009                                          100%          100%         100%         100%         100%
February 2010                                          100%          100%         100%         100%         100%
February 2011                                          100%          100%         100%         100%         100%
February 2012                                          100%          100%         100%         100%         100%
February 2013                                          100%          100%         100%         100%          90%
February 2014                                          100%          100%         100%         100%          50%
February 2015                                          100%          100%         100%          92%          16%
February 2016                                          100%          100%         100%          62%           0%
February 2017                                          100%          100%          93%          34%           0%
February 2018                                          100%          100%          67%           9%           0%
February 2019                                          100%          100%          43%           0%           0%
February 2020                                          100%           92%          20%           0%           0%
February 2021                                          100%           68%           0%           0%           0%
February 2022                                          100%           43%           0%           0%           0%
February 2023                                          100%           18%           0%           0%           0%
February 2024                                          100%            0%           0%           0%           0%
February 2025                                           74%            0%           0%           0%           0%
February 2026                                           31%            0%           0%           0%           0%
February 2027                                            0%            0%           0%           0%           0%

   PERCENTAGE OF INITIAL CLASS A-4 NOTES PRINCIPAL AT VARIOUS CPR PERCENTAGES

                 DISTRIBUTION DATE                      0%           4%           7%          10%          15%
----------------------------------------------        -----        -----        -----        -----        -----
Closing                                               100%         100%         100%         100%         100%
February 2007                                         100%         100%         100%         100%         100%
February 2008                                         100%         100%         100%         100%         100%
February 2009                                         100%         100%         100%         100%         100%
February 2010                                         100%         100%         100%         100%         100%
February 2011                                         100%         100%         100%         100%         100%
February 2012                                         100%         100%         100%         100%         100%
February 2013                                         100%         100%         100%         100%         100%
February 2014                                         100%         100%         100%         100%         100%
February 2015                                         100%         100%         100%         100%         100%
February 2016                                         100%         100%         100%         100%          91%
February 2017                                         100%         100%         100%         100%          75%
February 2018                                         100%         100%         100%         100%          62%
February 2019                                         100%         100%         100%          91%          50%
February 2020                                         100%         100%         100%          78%          41%
February 2021                                         100%         100%          99%          66%          33%
February 2022                                         100%         100%          85%          55%          26%
February 2023                                         100%         100%          72%          45%          19%
February 2024                                         100%         95%           59%          36%          14%
February 2025                                         100%         78%           47%          29%           9%
February 2026                                         100%         61%           36%          20%           5%
February 2027                                          89%         44%           25%          13%           2%
February 2028                                          57%         27%           14%           7%           0%
February 2029                                          31%         14%            6%           2%           0%
February 2030                                          12%         5%             0%           0%           0%
February 2031                                           0%         0%             0%           0%           0%

    PERCENTAGE OF INITIAL CLASS B NOTES PRINCIPAL AT VARIOUS CPR PERCENTAGES

                 DISTRIBUTION DATE                       0%           4%           7%           10%          15%
-------------------------------------------------       -----        -----        -----        -----        -----
Closing                                                 100%         100%         100%         100%         100%
February 2007                                           100%         100%         100%         100%         100%
February 2008                                           100%         100%         100%         100%         100%
February 2009                                           100%         100%         100%         100%         100%
February 2010                                           100%         100%         100%         100%         100%
February 2011                                           100%         100%         100%         100%         100%
February 2012                                           100%         100%         100%         100%         100%
February 2013                                           100%          99%          99%          99%          98%
February 2014                                            97%          93%          90%          87%          82%
February 2015                                            95%          87%          82%          76%          68%
February 2016                                            92%          81%          74%          67%          56%
February 2017                                            88%          75%          66%          58%          46%
February 2018                                            85%          69%          59%          50%          38%
February 2019                                            81%          63%          52%          43%          31%
February 2020                                            76%          57%          46%          37%          25%
February 2021                                            71%          51%          40%          31%          20%
February 2022                                            65%          46%          35%          26%          16%
February 2023                                            59%          40%          29%          21%          12%
February 2024                                            52%          34%          24%          17%           8%
February 2025                                            44%          28%          19%          13%           6%
February 2026                                            36%          22%          15%          10%           3%
February 2027                                            26%          16%          10%           6%           1%
February 2028                                            17%          10%           6%           3%           0%
February 2029                                             9%           5%           3%           1%           0%
February 2030                                             4%           2%           0%           0%           0%
February 2031                                             0%           0%           0%           0%           0%

    PERCENTAGE OF INITIAL CLASS C NOTES PRINCIPAL AT VARIOUS CPR PERCENTAGES

                 DISTRIBUTION DATE                       0%           4%           7%           10%          15%
------------------------------------------------        -----        -----        -----        -----        -----
Closing                                                 100%         100%         100%         100%         100%
February 2007                                           100%         100%         100%         100%         100%
February 2008                                           100%         100%         100%         100%         100%
February 2009                                           100%         100%         100%         100%         100%
February 2010                                           100%         100%         100%         100%         100%
February 2011                                           100%         100%         100%         100%         100%
February 2012                                           100%         100%         100%         100%         100%
February 2013                                           100%          99%          99%          99%          98%
February 2014                                            97%          93%          90%          87%          82%
February 2015                                            95%          87%          82%          76%          68%
February 2016                                            92%          81%          74%          67%          56%
February 2017                                            88%          75%          66%          58%          46%
February 2018                                            85%          69%          59%          50%          38%
February 2019                                            81%          63%          52%          43%          31%
February 2020                                            76%          57%          46%          37%          25%
February 2021                                            71%          51%          40%          31%          20%
February 2022                                            65%          46%          35%          26%          16%
February 2023                                            59%          40%          29%          21%          12%
February 2024                                            52%          34%          24%          17%           8%
February 2025                                            44%          28%          19%          13%           6%
February 2026                                            36%          22%          15%          10%           3%
February 2027                                            26%          16%          10%           6%           1%
February 2028                                            17%          10%           6%           3%           0%
February 2029                                             9%           5%           3%           1%           0%
February 2030                                             4%           2%           0%           0%           0%
February 2031                                             0%           0%           0%           0%           0%

    PERCENTAGE OF INITIAL CLASS D NOTES PRINCIPAL AT VARIOUS CPR PERCENTAGES

                 DISTRIBUTION DATE                       0%           4%           7%           10%          15%
------------------------------------------------        -----        -----       -----         -----        -----
Closing                                                 100%         100%         100%         100%         100%
February 2007                                           100%         100%         100%         100%         100%
February 2008                                           100%         100%         100%         100%         100%
February 2009                                           100%         100%         100%         100%         100%
February 2010                                           100%         100%         100%         100%         100%
February 2011                                           100%         100%         100%         100%         100%
February 2012                                           100%         100%         100%         100%         100%
February 2013                                           100%          99%          99%          99%          98%
February 2014                                            97%          93%          90%          87%          82%
February 2015                                            95%          87%          82%          76%          68%
February 2016                                            92%          81%          74%          67%          56%
February 2017                                            88%          75%          66%          58%          46%
February 2018                                            85%          69%          59%          50%          38%
February 2019                                            81%          63%          52%          43%          31%
February 2020                                            76%          57%          46%          37%          25%
February 2021                                            71%          51%          40%          31%          20%
February 2022                                            65%          46%          35%          26%          16%
February 2023                                            59%          40%          29%          21%          12%
February 2024                                            52%          34%          24%          17%           8%
February 2025                                            44%          28%          19%          13%           6%
February 2026                                            36%          22%          15%          10%           3%
February 2027                                            26%          16%          10%           6%           1%
February 2028                                            17%          10%           6%           3%           0%
February 2029                                             9%           5%           3%           1%           0%
February 2030                                             4%           2%           0%           0%           0%
February 2031                                             0%           0%           0%           0%           0%

                                  UNDERWRITING

         The notes listed below are offered severally by the underwriters, subject to receipt and acceptance by them and subject to their right to reject any order in whole or in part. It is expected that the offered notes will be ready for delivery in book-entry form only through the facilities of The Depository Trust Company in New York, New York on or about December 7, 2006 against payment in immediately available funds and also Clearstream Banking, societe anonyme, Luxembourg and Euroclear.

         Subject to the terms and conditions set forth in the underwriting agreement relating to the offered notes, the trust will sell the offered notes to each of the underwriters, and each of the underwriters has severally agreed to purchase, the principal amount or notional amount of each class of offered notes set forth opposite its name.



                                                     J.P. MORGAN         GREENWICH CAPITAL
                          GOLDMAN, SACHS & CO.      SECURITIES INC.         MARKETS, INC.              TOTAL
------------------        --------------------      ---------------      -----------------        -------------
CLASS A-1 NOTES                                                                                    $285,000,000

CLASS A-2 NOTES                                                                                    $256,000,000

CLASS A-3 NOTES                                                                                    $134,000,000

CLASS A-4 NOTES                                                                                    $200,000,000

CLASS A-IO NOTES                                                                                      100.00%

CLASS B NOTES                                                                                       $52,000,000

CLASS C NOTES                                                                                       $51,000,000

CLASS D NOTES                                                                                       $47,000,000

TOTAL                                                                                             $1,025,000,000


         In the underwriting agreement, the underwriters have agreed, subject to the terms and conditions set forth therein, to purchase all the notes offered hereby if any of the notes are purchased. The trust has been advised by the underwriters that the underwriters propose initially to offer the offered notes at the respective prices set forth on the cover page of this term sheet, and to certain dealers at those prices less a concession not in excess of 0.130% per class A-1 note, 0.160% per class A-2 note, 0.180% per class A-3 note, 0.190% per class A-4 note, 0.330% (subject to change) per class A-IO note, 0.220% per class B note, 0.250% per class C note and 0.420% per class D note. The underwriters may allow and dealers may reallow to other dealers a discount not in excess of 0.040% per class A-1 note, 0.050% per class A-2 note,

0.060% per class A-3 note, 0.060% per class A-4 note, 0.110% (subject to change) per class A-IO note, 0.700% per class B note, 0.080% per class C note and 0.140% per class D note. After the initial offering, prices, concessions and reallowances may be changed.

         The underwriting agreement provides that the obligations of the underwriters thereunder are subject to certain conditions precedent, including the delivery of certain legal opinions by their counsel. The underwriters are committed to take and pay for all of the offered notes if any are taken. The depositor and The First Marblehead Corporation have agreed in the underwriting agreement to indemnify the underwriters and their controlling persons against certain liabilities in connection with the offer and sale of the offered notes.

         The underwriters propose to offer the offered notes for resale initially at the offering price set forth on the cover page hereof. After the initial offering, the offering price and other selling terms may be changed at any time without notice.

         The trust has informed the underwriters that it does not intend to apply for listing of the notes through the National Association of Securities Dealers Automated Quotation System.

         The offered notes are new issues of securities with no established trading market. The depositor has been advised by the underwriters that the underwriters intend to make a market in the offered notes but are not obligated to do so and may discontinue market making at any time without notice. No assurance can be given as to the liquidity of the trading market for the offered notes.

         In the ordinary course of their business, the underwriters and certain of their affiliates have in the past, and may in the future, engage in commercial and investment banking activities, including the sale of student loans, certain of which will be included in this transaction, with The First Marblehead Corporation, the depositor and their affiliates.

         One or more of the underwriters or its affiliates may retain a material percentage of any class of notes for its own account. The retained notes may be resold by such underwriter or such affiliate at any time in one or more negotiated transactions at varying prices to be determined at the time of sale.

         During and after the offering, the underwriters may engage in transactions, including open market purchases and sales, to stabilize the prices of the offered notes. The lead underwriters, for example, may over-allot the offered notes for the account of the underwriting syndicate to create a syndicate short position by accepting orders for more offered notes than are to be sold.

         In addition, the underwriters may impose a penalty bid on the broker-dealers who sell the offered notes. This means that if an underwriter purchases offered notes in the open market to reduce a broker-dealer's short position or to stabilize the prices of the offered notes, it may reclaim the selling concession from the broker-dealer who sold those offered notes as part of the offering.

         In general, over-allotment transactions and open market purchases of the offered notes for the purpose of stabilization or to reduce a short position could cause the price of an offered note to be higher than it might be in the absence of such transactions.

         Each underwriter has represented and agreed that:

         (a) It has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity, within the meaning of section 21 of the Financial Services and Markets Act 2000, received by it in connection with the issue or sale of any offered notes in circumstances in which section 21(1) of the Financial Services and Markets Act 2000 does not apply to the trust; and

         (b) It has complied and will comply with all applicable provisions of the Financial Services and Markets Act 2000 with respect to anything done by it in relation to the offered notes in, from or otherwise involving the United Kingdom.

         No action has been or will be taken by the depositor or the underwriters that would permit a public offering of the offered notes in any country or jurisdiction other than in the United States, where action for that purpose is required. Accordingly, the offered notes may not be offered or sold, directly or indirectly, and neither the prospectus, this term sheet nor any circular, prospectus, form of application, advertisement or other material may be distributed in or from or published in any country or jurisdiction, except under circumstances that will result in compliance with any applicable laws and regulations. Persons into whose hands this term sheet comes are required by the depositor and the underwriters to comply with all applicable laws and regulations in each country or jurisdiction in which they purchase, sell or deliver offered notes or have in their possession or distribute such term sheet, in all cases at their own expense.

         We have not authorized any offer of the offered notes to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995, as amended. The offered notes may not be lawfully offered or sold to persons in the United Kingdom except in circumstances which do not result in an offer to the public in the United Kingdom within the meaning of these regulations or otherwise in compliance with all applicable provisions of these regulations and the Financial Services Act 1986, as amended.

                                     EXPERTS

         The financial statements of TERI as of and for the years ended June 30, 2004, June 30, 2005 and June 30, 2006 included in this term sheet at Annex I have been so included in reliance on the reports of PricewaterhouseCoopers LLP, independent auditors, given on the authority of said firm as experts in auditing and accounting.

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                     ANNEX I

                     THE EDUCATION RESOURCES INSTITUTE, INC.

       CONSOLIDATED FINANCIAL STATEMENTS, JUNE 30, 2005 AND JUNE 30, 2004

       CONSOLIDATED FINANCIAL STATEMENTS, JUNE 30, 2006 AND JUNE 30, 2005

       UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS, SEPTEMBER 30, 2006 AND
                               SEPTEMBER 30, 2005


CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED JUNE 30, 2005 AND JUNE 30, 2004

Report of Independent Auditors......................................................TF-4
Statements of Financial Position....................................................TF-5
Statements of Activities and Changes in Net Assets..................................TF-6
Statements of Cash Flows............................................................TF-7
Notes to Financial Statements.......................................................TF-8
Supplemental Consolidating Statement of Financial Position.........................TF-22
Supplemental Consolidating Statement of Activities and Changes in Net Assets.......TF-23

CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED JUNE 30, 2006 AND JUNE 30, 2005

Report of Independent Auditors.....................................................TF-26
Statements of Financial Position...................................................TF-27
Statements of Activities and Changes in Net Assets.................................TF-28
Statements of Cash Flows...........................................................TF-29
Notes to Financial Statements......................................................TF-30
Supplemental Consolidating Statement of Financial Position.........................TF-44
Supplemental Consolidating Statement of Activities and Changes in Net Assets.......TF-45

UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2006 AND SEPTEMBER 30, 2005

Statements of Financial Position...................................................TF-47
Statements of Activities and Changes in Net Assets.................................TF-48
Statements of Cash Flows...........................................................TF-49


THE EDUCATION RESOURCES
INSTITUTE, INC. AND SUBSIDIARY
CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2005 AND 2004

THE EDUCATION RESOURCES INSTITUTE, INC. AND SUBSIDIARY
INDEX
JUNE 30, 2005 AND 2004
--------------------------------------------------------------------------------

                                                                        PAGE(S)
REPORT OF INDEPENDENT AUDITORS................................................1
CONSOLIDATED FINANCIAL STATEMENTS
Statements of Financial Position..............................................2
Statements of Activities and Changes in Net Assets............................3
Statements of Cash Flows......................................................4
Notes to Financial Statements..............................................5-18
SUPPLEMENTAL CONSOLIDATING SCHEDULES
Statement of Financial Position..............................................19
Statement of Activities and Changes in Net Assets............................20

[LOGO OF PRICEWATERHOUSECOOPERS]
-------------------------------------------------------------------------------

                                                    PricewaterhouseCoopers LLP
                                                    125 High Street
                                                    Boston MA 02110
                                                    Telephone (617) 530 5000
                                                    Facsimile (617) 530 5001



                         REPORT OF INDEPENDENT AUDITORS



To the Board of Directors of
The Education Resources Institute, Inc. and Subsidiary



In our opinion, the accompanying consolidated statements of financial position and the related consolidated statements of activities and changes in net assets and cash flows present fairly, in all material respects, the financial position of The Education Resources Institute, Inc. ("TERI") and its subsidiary at June 30, 2005 and 2004, and the changes in its net assets and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of TERI's management. Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

Our audits were conducted for the purpose of forming an opinion on the basic consolidated financial statements taken as a whole. The supplemental consolidating schedules are presented for the purposes of additional analysis and are not a required part of the basic consolidated financial statements. Such information has been subjected to the auditing procedures applied in the audit of the basic consolidated financial statements and, in our opinion, is fairly stated in all material respects in relation to the basic consolidated financial statements taken as a whole.


/s/ PriceWaterhouseCoopers LLP


September 22, 2005

TF-4                                   1

THE EDUCATION RESOURCES INSTITUTE, INC. AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF FINANCIAL POSITION
JUNE 30, 2005 AND 2004
--------------------------------------------------------------------------------

                                                          2005           2004

ASSETS
Cash and equivalents                                 $ 16,256,475   $ 10,195,537
Restricted cash and equivalents                        52,414,002     48,016,072
Marketable securities                                 226,063,474    125,871,783
Receivables
   Guarantee fees                                      21,767,017     17,532,402
   Accrued interest                                     1,600,183        781,880
   Other                                                2,624,830      1,744,778
                                                     ------------   ------------
        Total receivables                              25,992,030     20,059,060
Notes receivable                                        5,292,145      6,061,153
Other assets, net                                         629,243        850,921
Student loans
   Student loans receivable                            10,313,378     14,690,095
   Receivables recoverable on claim payments           42,687,459     32,428,609
                                                     ------------   ------------
        Total student loans                            53,000,837     47,118,704
Residual interest in securitized portfolios            68,138,349     33,965,386
                                                     ------------   ------------
        Total assets                                 $447,786,555   $292,138,616
                                                     ============   ============

LIABILITIES AND NET ASSETS
Accounts payable and accrued expenses                $  1,655,255   $  1,614,303
Due to First Marblehead Education Resources             8,751,293      5,686,644
Accrued pension liability                                 862,186        134,448
Deferred revenue - other                                  895,661      1,294,577
Deferred guarantee fees                                25,326,303     15,884,737
Loan loss reserves                                    254,139,822    172,230,470
Bonds payable                                           9,410,000     12,720,000
                                                     ------------   ------------
        Total liabilities                             301,040,520    209,565,179

Net assets
   Unrestricted
     Undesignated                                     131,452,807     67,280,209
     Board-designated                                  13,293,228     13,293,228
   Permanently restricted                               2,000,000      2,000,000
                                                     ------------   ------------
        Total net assets                              146,746,035     82,573,437
                                                     ------------   ------------
        Total liabilities and net assets             $447,786,555   $292,138,616
                                                     ============   ============

              The accompanying notes are an integral part of these
                       consolidated financial statements.

                                        2                                   TF-5

THE EDUCATION RESOURCES INSTITUTE, INC. AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF ACTIVITIES AND CHANGES IN NET ASSETS
YEARS ENDED JUNE 30, 2005 AND 2004
--------------------------------------------------------------------------------

                                                        2005            2004

REVENUE
Guarantee fees                                    $ 185,074,584   $ 121,419,935
Residual interest in securitized portfolios          34,656,923      21,126,180
Investment income                                     7,456,744       2,760,418
Unrealized gain (loss) on investments in
  marketable securities                                 285,577      (2,005,409)
Grants and contracts                                  2,625,802       2,395,980
Origination fees                                     19,311,166      11,765,957
HEIC membership fees                                    168,025         157,327
Interest income on student loans                        757,072         920,406
Interest income - FMC - notes receivable                340,865         382,205
Contractual income - FMC                                747,528         747,528
Other                                                        --           2,061
                                                  -------------   -------------
   Total revenue                                    251,424,286     159,672,588

EXPENSES
Compensation and employee fringe benefits             3,972,091       2,298,113
Office expenses                                         502,542         512,491
Rent                                                    481,380         202,830
Professional fees (FMER)                             78,200,000      35,099,585
Professional fees (other)                             3,048,319       3,224,305
Loan servicing fees                                     155,922         203,961
Collection costs                                      4,264,162       4,023,676
Printing and promotion                                  112,761          88,143
Loan loss provision                                  95,399,973      80,356,882
Depreciation and amortization                           191,717         181,642
Grants                                                   54,196          44,342
Interest expense                                        316,153         218,957
Other expenses                                          552,472         382,965
                                                  -------------   -------------
   Total expenses                                   187,251,688     126,837,892
                                                  -------------   -------------
Increase in net assets                               64,172,598      32,834,696
Net assets, beginning of year                        82,573,437      49,738,741
                                                  -------------   -------------
Net assets, end of year                           $ 146,746,035   $  82,573,437
                                                  =============   =============

              The accompanying notes are an integral part of these
                       consolidated financial statements.

TF-6                                    3

THE EDUCATION RESOURCES INSTITUTE, INC. AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF CASH FLOWS
YEARS ENDED JUNE 30, 2005 AND 2004
--------------------------------------------------------------------------------

                                                        2005            2004

CASH FLOWS FROM OPERATING ACTIVITIES
Increase in net assets                            $  64,172,598   $  32,834,696

Adjustments to reconcile increase in net
  assets to net cash provided by
  operating activities
   Depreciation and amortization                        191,717         181,642
   Provision for loan loss reserve                   95,399,973      80,356,882
   Amortization of net discount on securities          (638,393)       (262,777)
   Unrealized (gain) loss on investments in
     marketable securities                             (285,577)      2,005,409
   Change in
     Restricted cash and equivalents                 (4,397,930)    (35,529,650)
     Receivables                                     (5,932,970)     (5,425,007)
     Student loans                                   (5,975,282)      2,098,360
     Residual interest in securitized portfolios    (34,172,963)    (20,296,016)
     Other assets, net                                   89,714         177,764
     Default claims paid                            (51,885,797)    (44,327,850)
     Default claims recoveries
       (net of adjustments)                          38,395,176      33,259,900
     Accounts payable and accrued expenses            3,833,339       3,883,991
     Deferred revenue - other                          (398,916)         87,041
     Deferred guarantee fees                          9,441,566       6,306,496
                                                  -------------   -------------
        Total adjustments                            43,663,657      22,516,185
        Net cash provided by
          operating activities                      107,836,255      55,350,881

CASH FLOWS FROM INVESTING ACTIVITIES

Purchases of property and equipment                     (16,338)       (457,010)
Disposal of property and equipment                       49,735              --
Purchases of marketable securities                 (178,415,221)   (155,344,260)
Proceeds from the sale and maturities of
  marketable securities                              79,147,499     112,234,529
Proceeds from notes receivable                          769,008         612,866
                                                  -------------   -------------
        Net cash used in
          investing activities                      (98,465,317)    (42,953,875)

CASH FLOWS FROM FINANCING ACTIVITIES
Principal payments on bonds payable                  (3,310,000)     (6,340,000)
                                                  -------------   -------------
        Net cash used in
          financing activities                       (3,310,000)     (6,340,000)
Increase in cash and equivalents                      6,060,938       6,057,006
Cash and equivalents, beginning of year              10,195,537       4,138,531
                                                  -------------   -------------
Cash and equivalents, end of year                 $  16,256,475   $  10,195,537
                                                  =============   =============
SUPPLEMENTAL DISCLOSURE
Cash paid for interest                            $     312,557   $     219,766

              The accompanying notes are an integral part of these
                       consolidated financial statements.

                                        4                                  TF-7

THE EDUCATION RESOURCES INSTITUTE, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2005 AND 2004
--------------------------------------------------------------------------------

1     ORGANIZATION

      The Education Resources Institute, Inc. ("TERI") was incorporated in June 1985 for the purposes of aiding students in attaining an education and assisting educational institutions in providing an education in an economical fashion. To achieve this purpose, TERI's principal service is to function as a guarantor of student loans disbursed by participating lending institutions.

      In addition, TERI's College Access Division, including the Higher Education Information Center ("HEIC"), receives funds from federal, state and private grants, membership fees from colleges and universities and other sources. These funds are used to provide information to students and their families, predominantly low income and/or first generation college students, about opportunities and financial aid for post-high school education and career opportunities.

      In 1994, TERI formed TERI Financial Services, Inc. ("TFSI") to carry out the broad educational purposes of TERI through the creation of a secondary market in student education loans, including, from time to time, purchasing and holding student loan portfolios. TFSI commenced operations in December 1996.

      On June 20, 2001, TERI and First Marblehead Corporation ("FMC"), an education finance company, completed a purchase and sale agreement effective July 1, 2001 (the "Transaction") that provided for FMC to acquire certain operating assets and services of TERI and to establish a new subsidiary of FMC called First Marblehead Education Resources ("FMER"). TERI continues to be a provider of student loan guarantee services and education information and counseling services, including those services performed by HEIC. FMER provides to TERI, under a master servicing agreement, services including loan origination, customer service, default prevention, default processing, and administrative services. In October 2004, TERI and FMC renewed the Master Servicing Agreement for an additional term through 2011. For fiscal years 2005 and 2004, TERI paid $78,200,000 and $35,099,585, respectively, to FMER for services rendered under the Master Servicing Agreement (Notes 4, 5 and
      13).

2.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

      PRINCIPLES OF CONSOLIDATION
      The consolidated financial statements include the accounts of TERI and TFSI. Intercompany balances and transactions are eliminated in consolidation.

      BASIS OF PRESENTATION
      The accompanying financial statements have been prepared on the accrual basis of accounting and in accordance with Statement of Financial Accounting Standards ("SFAS") No. 117, Financial Statements of Not-for-Profit Organizations.

      Accordingly, net assets and changes therein are classified as follows:

      UNRESTRICTED NET ASSETS
      Net assets not subject to donor-imposed stipulations which TERI may use at its discretion.

TF-8                                    5

THE EDUCATION RESOURCES INSTITUTE, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2005 AND 2004
--------------------------------------------------------------------------------

      BOARD-DESIGNATED UNRESTRICTED NET ASSETS
      This account was established to track contributions originally received by TERI from American Student Assistance ("ASA") in connection with TERI's incorporation. The terms of the contributions provide that the principal and any income derived therefrom be used by TERI for various purposes related to the advancement of higher education, including the payment of loan defaults. The account has been designated by TERI's Board of Directors for the payment of such defaults.

      PERMANENTLY RESTRICTED NET ASSETS
      Net assets subject to donor-imposed stipulations which must be maintained in perpetuity by TERI. The donors of these assets permit TERI to use all or part of the related investment and appreciation earned for general or specific purposes. Permanently restricted net assets represent endowment funds for the benefit of HEIC. The income from these funds is required to be used for the purpose of disseminating higher education information within and outside the City of Boston. There were no changes in permanently restricted net assets as of June 30, 2005 and 2004.

      CASH AND EQUIVALENTS AND MARKETABLE SECURITIES
      TERI considers all highly liquid debt instruments purchased with a maturity at date of acquisition of 90 days or less to be cash equivalents. Cash and equivalents are carried at cost.

      Marketable securities consist primarily of readily marketable debt securities with maturities of more than 90 days at the date of acquisition. The portfolio is stated at fair value, which is based upon quoted market prices from third party sources.

      There are no donor-restricted endowment funds for which the fair value of the assets at June 30, 2005 or 2004 is less than the level required by donor stipulations or law. During the fiscal years 2005 and 2004, TERI's reported investment income was $7,456,744 and $2,760,418, respectively.

      RESTRICTED CASH AND EQUIVALENTS AND MARKETABLE SECURITIES HELD IN DESIGNATED ACCOUNTS
      Pursuant to certain guarantee agreements, cash and equivalents and marketable securities are required to be deposited to various trust accounts and pledged as collateral for the payment of defaults on certain loans. Balances in these accounts revert to TERI's general accounts and are then available to meet defaults on other loans, upon satisfying certain ratios or upon payment of all defaults covered by the agreements. At June 30, 2005, $52,414,002 in restricted cash and equivalents and $171,163,843 in marketable securities were held in these accounts. At June 30, 2004, $48,016,072 in restricted cash and equivalents and $70,720,131 in marketable securities were held in these accounts.

      RESIDUAL INTEREST IN SECURITIZED PORTFOLIOS
      Under the terms of the Master Loan Guarantee Agreement (MLGA), TERI is a 25% beneficial owner of the residual value of TERI guaranteed loans held in Trusts created by FMC. In October 2004, TERI amended the MLGA to receive increased administrative fees from the Trusts created in fiscal year 2005; correspondingly TERI's residual interest was reduced to 20% of the residual value of TERI loans in those Trusts. TERI records an asset in its consolidated statements of financial position for the estimated fair value of its residual interest in FMC securitizations. Fair value quotes are not available for residual interests, so TERI estimates fair value, based on the present value of future expected cash flows, using management's best estimates of the key assumptions such as default rates, recovery rates, prepayment rates, discount rates and expected credit losses commensurate with the risks involved (Note 4).

                                        6                                   TF-9

THE EDUCATION RESOURCES INSTITUTE, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2005 AND 2004
--------------------------------------------------------------------------------

      TERI records income for its share of the change in the fair value and any residual interest income it earns in excess of the residual interest in securitized portfolios receivable. During fiscal years 2005 and 2004, TERI recognized $34,656,923 and $21,126,180, respectively, of income from residual interests in securitized portfolios.

      STUDENT LOANS
      In its capacity as a guarantor, TERI is required to reimburse lenders for unpaid principal and interest on defaulted loans (Note 9). Amounts paid to lenders are charged against loan loss reserves. As a result of these transactions, TERI purchases the loans from the lender and assumes all rights of the lender, including the right to collect the loan. TERI recognizes a receivable at the time of purchase equal to the estimated fair value of the balance so acquired. Fair value is estimated based on TERI's historical recovery experience and management's best estimate of future recovery rates. These receivables are listed as receivables recoverable on claim payments on the consolidated statements of financial position. As of June 30, 2005 and 2004, receivables recoverable on claim payments equaled $42,687,459 and $32,428,609, respectively.

      TERI uses a cost recovery method to account for recoveries received after payment has been remitted to the lender. Under this method, cash recoveries are first recorded as a reduction of the receivable recoverable on claim payment asset and then, to the extent the recoveries exceed the established receivable for a given default cohort year, are recorded as income.

      TERI is able to "cure" some student loan defaults by collection efforts under which the student brings the loan current and establishes a history of continuous monthly payments. When a loan is cured, as defined within the guarantee agreements, it is subject to repurchase by the lender. Under the guarantee agreements, the lender is obligated to purchase the loan from TERI for the amount of principal plus accrued interest then outstanding. TERI, in return, reinstates the guarantee on the loan. In the event of a second default on a cured loan, TERI is required to repurchase the loan from the lender; however the lender has no further obligation under the agreement. When the cured loans are repurchased by lenders, the transaction is accounted for by TERI using the cost recovery method described above.

      In addition, TFSI holds a student loan portfolio. These loans are included in the student loans receivable on the consolidated statements of financial position. Student loans that management has the intent and ability to hold for the foreseeable future or until maturity are reported at their outstanding unpaid principal balances. At June 30, 2005 and 2004, student loans receivable held by TFSI equaled $10,313,378 and $14,690,095, respectively. These loans are guaranteed by TERI and default claims are charged against TERI's loan loss reserve.

      TERI is licensed by the Massachusetts Division of Banks under the Small Loan Licensing Act. This act governs loans with an original principal balance of $6,000 or less and establishes certain minimum capital requirements and administrative requirements with respect to such loans. TERI is subject to annual review in connection with the renewal of its license. TERI was in compliance with these requirements as of June 30, 2005 and 2004.

TF-10                                   7

THE EDUCATION RESOURCES INSTITUTE, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2005 AND 2004
--------------------------------------------------------------------------------

      PROPERTY AND EQUIPMENT
      Property and equipment are recorded at cost less accumulated depreciation and are included in other assets, net in the consolidated statements of financial position. Depreciation is computed on a straight-line basis over the estimated useful lives of the related assets. The useful life for property and equipment is three to five years. Ordinary repairs and maintenance are charged to expense, whereas major improvements are capitalized.

      GRANTS AND CONTRACTS
      TERI receives grants from federal, state and private sources and membership fees from colleges and universities. Grants are recognized as revenue when earned. This revenue is used to provide information to students and their families about financial aid for post-high school education and career opportunities. As a recipient of federal and state funds, TERI is subject to certain federal and state regulations. Management believes it is in compliance with all such regulations.

      Grant receipts which are held for the support of future operations are included in deferred revenue -other on the consolidated statements of financial position and totaled $895,661 and $1,294,577 at June 30, 2005 and 2004, respectively.

      LOAN LOSS RESERVE
      TERI provides a reserve against loss exposure, including an estimate of probable future losses which have not yet been incurred, on loans it guarantees using several assumptions based on actuarial studies, historical experience of other similar portfolios of student loans, and management's assessment of the creditworthiness of different types of loans. The assumptions used in determining the reserve against probable loss exposure include estimated loan recovery levels consistent with historical performance, but which have not yet been achieved with respect to more recently defaulted loan cohorts, and in certain cases, an estimate of future guarantee fees to be received. Accordingly, the evaluation of the provision for loan loss reserves is inherently subjective as it requires material estimates that may be susceptible to significant changes.

      TERI's guarantee agreements require lenders to follow certain credit origination policies and due diligence guidelines for a loan to be eligible for claim payment. TERI may refuse to pay a default claim if these requirements have not been met. When a borrower defaults and a default claim is paid, TERI assumes the position of the lender and has full rights and recourse against all borrowers on the note.

      GUARANTEE FEES
      TERI's principal source of revenue is guarantee fees. TERI receives a guarantee fee on each loan guaranteed based upon its guarantee agreements with lenders. TERI's guarantee fees are received at various times. Depending on the loan program and lender agreements, fees may be received at disbursement, when a loan is securitized by FMC, in installments over the life of the loan, and/or when a loan enters repayment. Guarantee fees which are received in installments over the life of the loan are recognized as revenue when they become due. Prior to becoming due, the present value of the estimated future payments is incorporated into TERI's estimate of probable future losses and hence its loan loss reserve. All other guarantee fees are fixed and determinable, therefore the entire amount of guarantee fees less .50% of the principal balance guaranteed, are recognized as revenue at the time of guarantee. TERI defers recognition of .50% of the principal balance guaranteed to cover ongoing direct costs. This fee is amortized into revenue using the sum-of-years digits method over an average loan period of ten years.

                                        8                                  TF-11

THE EDUCATION RESOURCES INSTITUTE, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2005 AND 2004
--------------------------------------------------------------------------------

      INCOME TAXES
      TERI and TFSI have been determined by the Internal Revenue Service ("IRS") to be an organization described in Internal Revenue Code ("IRC") Section 501(c)(3) and, therefore, exempt from taxation.

      USE OF ESTIMATES
      The preparation of the accompanying consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the revenue and expenses reported for the period. Actual results could differ from these estimates.

      Management makes significant estimates and assumptions regarding the collection of accounts and student loans receivable and the required level of the loan loss reserves at the date of the consolidated statements of financial position. These estimates and assumptions are based upon historical and current experience and expectations of future performance on the part of TERI, the economy, actuarial studies performed by outside parties, and other factors. It is possible that the actual collection of accounts and student loans receivable or payment of defaults will differ from these estimates.

      FAIR VALUE OF FINANCIAL INSTRUMENTS
      The estimated fair values of TERI's financial instruments have been determined, where practicable, by using appropriate valuation methodologies. Due to their short-term nature, cash equivalents are carried at cost. Marketable securities are reported at quoted market prices provided by third party sources. Receivables for guarantee fees and residual interest are recorded at their estimated net realizable value. Student loans receivables are recorded at their current outstanding principal balance, while receivables recoverable on claims payments are based on management's estimate of amounts recoverable.

      RECLASSIFICATION
      Certain prior year amounts have been reclassified to conform to the current year presentation.

TF-12                                   9

THE EDUCATION RESOURCES INSTITUTE, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2005 AND 2004
--------------------------------------------------------------------------------

3.    MARKETABLE SECURITIES

      Marketable securities consisted of the following:

                                                              UNREALIZED       QUOTED
                    JUNE 30, 2005                  COST *     GAIN/(LOSS)    MARKET PRICE

      Marketable securities
         treated as cash equivalents
           Government agency obligations        $  4,938,780  $        855   $  4,939,635
           Commercial paper                          523,873            19        523,892
                                                ------------  ------------   ------------
              Subtotal                             5,462,653           874      5,463,527
                                                ------------  ------------   ------------
      Marketable securities
           Government agency obligations         216,508,982    (1,535,365)   214,973,617
           US government guaranteed securities     6,827,800        25,698      6,853,498
           Certificates of deposit                 3,230,676       (69,223)     3,161,453
           Commercial paper                           99,093           (46)        99,047
           Bonds                                     994,458       (18,599)       975,859
                                                ------------  ------------   ------------
              Subtotal                           227,661,009    (1,597,535)   226,063,474
                                                ------------  ------------   ------------
              Total marketable securities       $233,123,662  $ (1,596,661)  $231,527,001
                                                ============  ============   ============

                                                               UNREALIZED       QUOTED
                    JUNE 30, 2004                  COST *         LOSS       MARKET PRICE

      Marketable securities
         treated as cash equivalents
           Certificates of deposit              $     61,971  $        (49)  $     61,922
           Commercial paper                          701,243            --        701,243
                                                ------------  ------------   ------------
              Subtotal                               763,214           (49)       763,165
                                                ------------  ------------   ------------
      Marketable securities
           Government agency obligations         115,765,339    (1,767,058)   113,998,281
           US government guaranteed securities     6,128,274       (15,678)     6,112,596
           Certificates of deposit                 4,341,085       (90,667)     4,250,418
           Bonds                                   1,519,275        (8,787)     1,510,488
                                                ------------  ------------   ------------
              Subtotal                           127,753,973    (1,882,190)   125,871,783
                                                ------------  ------------   ------------
              Total marketable securities       $128,517,187  $ (1,882,239)  $126,634,948
                                                ============  ============   ============

      * Cost represents original cost for interest bearing investments and par value less unamortized discounts for non-interest bearing investments.

      Realized losses of $211,852 and $507,529 for the years ended June 30, 2005 and 2004, respectively, are included in investment income on the statements of activities.

                                       10                                  TF-13

THE EDUCATION RESOURCES INSTITUTE, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2005 AND 2004
--------------------------------------------------------------------------------

4.    RESIDUAL INTEREST IN SECURITIZED PORTFOLIOS

      Under the terms of the Master Loan Guarantee Agreement (MLGA), TERI is a 25% beneficial owner of the residual value of TERI guaranteed loans held in Trusts created by FMC. In October 2004, TERI amended the MLGA to receive increased administrative fees from the Trusts created in fiscal year 2005, correspondingly TERI's residual interest was reduced to 20% of the residual value of TERI guaranteed loans in those Trusts.

      Quoted market prices are not available for TERI's residual interests, as described in Note 2, therefore TERI estimates fair value, based on the present value of future expected cash flows estimated using management's best estimates of the key assumptions including default rates, recovery rates, prepayment rates, discount rates and expected credit losses commensurate with the risks involved.

      The following table summarizes key economic assumptions used in measuring the fair value of the residual interests as of June 30, 2005 and 2004.

                                       KEY ASSUMPTIONS
                                                                      EXPECTED
                       DEFAULT     RECOVERY   PREPAYMENT   DISCOUNT    CREDIT
           TRUST       RATE (1)      RATE        RATE        RATE     LOSSES (2)
      NCT Trusts        7.11%       46.00%       7.00%      12.00%      0.00%
      NCSLT 2005-2      8.90%       40.00%       7.00%      12.00%      0.00%
      NCSLT 2005-1      8.62%       40.00%       7.00%      12.00%      0.00%
      NCSLT 2004-2      9.12%       40.00%       7.00%      12.00%      0.00%
      NCSLT 2004-1      8.76%       40.00%       7.00%      12.00%      0.00%
      NCSLT 2003-1      9.06%       40.00%       7.00%      12.00%      0.00%
      NCMSLT            8.08%       40.00%       7.00%      12.00%      0.00%

      (1) The default rate is a percentage of original balance.

      (2) All loans in which TERI retains a residual interest are guaranteed by TERI; therefore the trusts are not expected to experience credit losses. TERI's loan loss reserves include consideration of probable losses associated with these loans.

      The estimates of the default rates, recovery rates and prepayment rates affect the weighted average life of the securitized loans and therefore affect the valuation of the residual interest. Prepayments and defaults shorten the average life of the loans, and if all other factors remain equal, will reduce the value of the residual interest asset. TERI uses historical statistics on borrower defaults, borrower recoveries and prepayments to estimate these amounts. The discount rate is determined by management after a review of discount rates used by various student loan securitizers, including FMC.

      The following table shows the estimated change in residual receivables based on changes in the key economic assumptions described above.

TF-14                                  11

THE EDUCATION RESOURCES INSTITUTE, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2005 AND 2004
--------------------------------------------------------------------------------

                                                                           RESIDUAL SENSITIVITY ANALYSIS
                                                                           -----------------------------

                                                                      RECEIVABLE BALANCE (DOLLARS IN THOUSANDS)

              % CHANGE IN ASSUMPTIONS                   DOWN 20%        DOWN 10%      AS PROJECTED       UP 10%          UP 20%
                                                      ------------    ------------    ------------    ------------    ------------
      PREPAYMENT RATE
      ---------------
      NCT Trusts                                      $        312    $        305    $        299    $        293    $        287
      NCSLT 2005-2                                    $      7,504    $      7,115    $      6,744    $      6,390    $      6,052
      NCSLT 2005-1                                    $      9,226    $      8,680    $      8,160    $      7,664    $      7,192
      NCSLT 2004-2                                    $     16,162    $     15,454    $     14,778    $     14,133    $     13,518
      NCSLT 2004-1                                    $     11,007    $     10,396    $      9,813    $      9,257    $      8,725
      NCSLT 2003-1                                    $     12,789    $     12,257    $     11,749    $     11,265    $     10,802
      NCMSLT                                          $     17,968    $     17,265    $     16,595    $     15,955    $     15,347
                                                      ------------    ------------    ------------    ------------    ------------
      Total                                           $     74,968    $     71,472    $     68,138    $     64,957    $     61,923

      % Change in Receivable Balance                         10.02%           4.89%           0.00%         -4.67%          -9.12%

      DEFAULT RATE
      ------------
      NCT Trusts                                      $        275    $        288    $        299    $        310    $        305
      NCSLT 2005-2                                    $      6,845    $      6,795    $      6,744    $      6,693    $      6,635
      NCSLT 2005-1                                    $      8,305    $      8,233    $      8,160    $      8,087    $      7,976
      NCSLT 2004-2                                    $     14,978    $     14,878    $     14,778    $     14,678    $     14,461
      NCSLT 2004-1                                    $      9,979    $      9,896    $      9,813    $      9,731    $      9,643
      NCSLT 2003-1                                    $     11,894    $     11,822    $     11,749    $     11,650    $     11,396
      NCMSLT                                          $     16,819    $     16,742    $     16,595    $     16,199    $     15,711
                                                      ------------    ------------    ------------    ------------    ------------
      Total                                           $     69,095    $     68,654    $     68,138    $     67,348    $     66,127

      % Change in Receivable Balance                          1.40%           0.76%           0.00%         -1.16%          -2.95%

      RECOVERY RATE
      -------------
      NCT Trusts                                      $        254    $        276    $        299    $        322    $        326
      NCSLT 2005-2                                    $      6,743    $      6,743    $      6,744    $      6,745    $      6,745
      NCSLT 2005-1                                    $      8,158    $      8,159    $      8,160    $      8,161    $      8,162
      NCSLT 2004-2                                    $     14,775    $     14,777    $     14,778    $     14,779    $     14,780
      NCSLT 2004-1                                    $      9,810    $      9,812    $      9,813    $      9,815    $      9,817
      NCSLT 2003-1                                    $     11,749    $     11,749    $     11,749    $     11,749    $     11,749
      NCMSLT                                          $     16,343    $     16,507    $     16,595    $     16,636    $     16,661
                                                      ------------    ------------    ------------    ------------    ------------
      Total                                           $     67,832    $     68,023    $     68,138    $     68,207    $     68,240

      % Change in Receivable Balance                        -0.45%          -0.17%            0.00%           0.10%           0.15%

      DISCOUNT RATE
      -------------
      NCT Trusts                                      $        402    $        346    $        299    $        256    $        223
      NCSLT 2005-2                                    $      8,321    $      7,485    $      6,744    $      6,085    $      5,499
      NCSLT 2005-1                                    $     10,145    $      9,091    $      8,160    $      7,335    $      6,603
      NCSLT 2004-2                                    $     17,830    $     16,217    $     14,778    $     13,490    $     12,336
      NCSLT 2004-1                                    $     11,951    $     10,821    $      9,813    $      8,913    $      8,106
      NCSLT 2003-1                                    $     13,916    $     12,776    $     11,749    $     10,822    $      9,983
      NCMSLT                                          $     19,564    $     18,001    $     16,595    $     15,326    $     14,178
                                                      ------------    ------------    ------------    ------------    ------------
      Total                                           $     82,129    $     74,737    $     68,138    $     62,227    $     56,928

      % Change in Receivable Balance                         20.53%           9.68%           0.00%         -8.68%         -16.45%

      FORWARD LIBOR RATE                                 DOWN 2%         DOWN 1%      AS PROJECTED        UP 1%          UP 2%
      ------------------                              ------------    ------------    ------------    ------------    ------------
      NCT Trusts                                      $        272    $        283    $        299    $        313    $        322
      NCSLT 2005-2                                    $      6,074    $      6,409    $      6,744    $      7,079    $      7,413
      NCSLT 2005-1                                    $      7,412    $      7,791    $      8,160    $      8,516    $      8,856
      NCSLT 2004-2                                    $     13,264    $     14,017    $     14,778    $     15,549    $     16,328
      NCSLT 2004-1                                    $      9,013    $      9,417    $      9,813    $     10,201    $     10,580
      NCSLT 2003-1                                    $     10,975    $     11,363    $     11,749    $     12,133    $     12,513
      NCMSLT                                          $     15,631    $     16,118    $     16,595    $     17,060    $     17,511
                                                      ------------    ------------    ------------    ------------    ------------
      Total                                           $     62,641    $     65,398    $     68,138    $     70,851    $     73,523

      % Change in Receivable Balance                        -8.07%          -4.02%            0.00%           3.98%           7.90%

                                       12                                  TF-15

THE EDUCATION RESOURCES INSTITUTE, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2005 AND 2004
--------------------------------------------------------------------------------

      These sensitivities are hypothetical and should be used with caution. The effect of each change in assumption must be calculated independently, holding all other assumptions constant. Because the key assumptions may not in fact be independent, the net effect of simultaneous adverse changes in key assumptions may differ from the sum of the individual effects above.

      The following table provides a summary of the changes in the fair value of the residual interest in securitized portfolios for the years ending
      June 30, 2005 and 2004.

                                                         2005           2004

      Beginning balance                              $33,965,386    $13,669,370
      New securitizations                             28,782,510     19,005,795
      Fair market value adjustments                    5,874,412      2,120,385
      Payments received                                 (483,959)      (830,164)
                                                     -----------    -----------
         Ending balance                              $68,138,349    $33,965,386
                                                     ===========    ===========

5.    NOTES RECEIVABLE

      In fiscal year 2001, FMC purchased certain assets of TERI (Note 1). FMC's payment of the purchase price to TERI included two promissory notes with a combined value of $7.9 million. The two promissory notes amortize over ten years and bear interest at 6% per annum.

      Principal amounts due from notes receivable for the fiscal years ended June 30 are as follows:

      2006                                                              $755,498
      2007                                                               802,095
      2008                                                               851,566
      2009                                                               904,088
      2010                                                               959,849
      Thereafter                                                       1,019,049
                                                                      ----------
         Total                                                        $5,292,145
                                                                      ==========

6.    DEFERRED GUARANTEE FEES

      Deferred guarantee fees to cover ongoing costs will be recognized as income for the fiscal years ended June 30 as follows:

      2006                                                            $5,185,716
      2007                                                             4,520,928
      2008                                                             3,884,903
      2009                                                             3,278,423
      2010                                                             2,709,685
      Thereafter                                                       5,746,648
                                                                     -----------
         Total                                                       $25,326,303
                                                                     ===========

TF-16                                  13

THE EDUCATION RESOURCES INSTITUTE, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2005 AND 2004
--------------------------------------------------------------------------------

7.    GUARANTEE AGREEMENTS WITH LENDING INSTITUTIONS

      As part of certain guarantee agreements with lending institutions, TERI has agreed to maintain amounts available, calculated as a percentage of the amount of unpaid principal on outstanding loans which is either at least 2% in cash and equivalents and marketable securities, or 3.0% in total TERI amounts available. Total TERI amounts available is generally defined in the lender guarantee agreements to be equal to the sum of deferred guarantee fees, loan loss reserves, board-designated unrestricted net assets and undesignated net assets.

      At June 30, 2005 and 2004, the balance of loans outstanding guaranteed directly by TERI (excluding the loans guaranteed indirectly by TERI of approximately $42 and $58 million at June 30, 2005 and 2004, respectively, see Note 9) amounted to approximately $7.1 and $4.8 billion, respectively. At June 30, 2005, TERI was required, under certain guarantee agreement, to have no less than approximately $142 million in cash and equivalents and marketable securities and $213 million in total TERI amounts available as security for TERI's performance as guarantor. At June 30, 2004, TERI was required to have no less than approximately $97 million in cash and equivalents and marketable securities and $145 million in total TERI amounts available as security for TERI's performance as guarantor. TERI was in compliance with each of these requirements as of June 30, 2005 and 2004, respectively.

      At June 30, 2005 and 2004, total amounts available for guaranty commitments were as follows (1):

                                                          2005          2004

      Deferred guarantee fees                         $ 25,326,303  $ 15,884,737
      Loan loss reserves (Note 9)                      254,139,822   172,230,470
      Board-designated unrestricted net assets          13,293,228    13,293,228
      Undesignated net assets                          131,452,807    67,280,209
                                                      ------------  ------------
         Total TERI amounts available                 $424,212,160  $268,688,644
                                                      ============  ============

      (1) Total amounts available for guaranty commitments do not necessarily represent liquid assets held by TERI.

8.    AGREEMENT WITH NELLIE MAE, INC.

      In December 1991 and July 1992, TERI entered into guarantee agreements with Nellie Mae, Inc. in connection with TERI guaranteed student loans. As part of these agreements, TERI transferred funds to Nellie Mae, Inc. to be held in separate reserve accounts. In July 1998, this agreement was transferred to the Nellie Mae Foundation (NMF) in connection with Sallie Mae's purchase of Nellie Mae. The funds held in the reserves are to be used to reimburse NMF for principal and accrued interest of defaulted loans. Any balance remaining in the reserves after all of the student loans have been repaid, and after repayment of the indebtedness incurred by NMF, will be distributed in equal shares to TERI and NMF.

      TERI has guaranteed to NMF the payment of principal and accrued interest applicable to those loans that default, to the extent such amounts exceed the reserves, and a NMF contribution of 1% of the original principal amount of loans guaranteed under these agreements. Custodial reserve balances representing amounts remaining from NMF's 1% contribution were $447,537 and $306,431 at June 30, 2005 and 2004, respectively.

                                       14                                  TF-17

THE EDUCATION RESOURCES INSTITUTE, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2005 AND 2004
--------------------------------------------------------------------------------

      TERI is to maintain reserves similar to that described in Notes 7 and 9 of at least 1/2 to 1% of the aggregate outstanding and unpaid principal balance of the specified loans (approximately $36 and $51 million of loans were outstanding at June 30, 2005 and 2004, respectively). TERI was in compliance with this requirement as of June 30, 2005 and 2004, respectively.

9.    LOAN LOSS RESERVES

      At June 30, 2005 and 2004, TERI in its capacity as a guarantor has guaranteed, either directly or indirectly (Notes 7 and 8), the payment to its contracting lenders of approximately $7.2 and $4.9 billion, respectively, in outstanding principal value of student loans. In the event of default by the borrower, TERI is generally required to reimburse the lender for the outstanding principal and interest on the related loan.

      The following table summarizes activity in the loan loss reserve account for fiscal years 2005 and 2004.

                                                          2005          2004

      Beginning balance                              $172,230,470  $102,941,538
      Default claims paid                             (51,885,797)  (44,327,850)
      Default claims recoveries, net of adjustments    38,395,176    33,259,900
      Loan loss provision                              95,399,973    80,356,882
                                                     ------------  ------------
         Ending balance                              $254,139,822  $172,230,470
                                                     ============  ============

10.   BONDS PAYABLE

      On May 25, 1999, TFSI issued $61,360,000 of taxable student loan revenue bonds - Select Auction Variable Rate Securities ("SAVRS"). The net proceeds of the bonds were used to close out a repurchase agreement and to pay down a revolving line of credit.

      The Senior Series 1999A bonds and the Subordinate Series 1999B bonds (collectively, the "Bonds") bear interest rates determined on the basis of orders placed in an auction conducted on the 18th day of each month. In November 2003, the Senior Series 1999A bonds were paid in full. At June 30, 2005, the interest rate for the Subordinate Series 1999B bonds was 3.9%. At June 30, 2004, the interest rate for the Subordinate Series 1999B bonds was 1.50%.

      Principal and interest payments on the Bonds are to be paid exclusively from revenues and recoveries of principal on student loans held by TFSI. The student loans are guaranteed by TERI. The Bonds are not guaranteed by TERI.

      Principal payments are to be made on bond payment dates to the extent funds are available for such purpose in accordance with the indenture. The Bonds, which are subject to optional redemption prior to their maturity, have a final maturity date of November 18, 2030.

      Total interest paid on the Bonds payable was $312,557 and $217,643 for the years ended June 30, 2005 and 2004, respectively.

TF-18                                  15

THE EDUCATION RESOURCES INSTITUTE, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2005 AND 2004
--------------------------------------------------------------------------------

11.   RETIREMENT PLANS

      PENSION PLAN
      TERI has a defined benefit pension plan funded through group annuities which covers substantially all employees. Plan costs are charged to expense and funded annually. Net periodic pension cost included the following components for fiscal years ended June 30, 2005 and 2004:

                                                             2005         2004

      Service cost                                      $   90,994   $  165,573
      Interest on projected benefit obligation             226,922      218,545
      Expected return on plan assets (gain)               (263,961)    (243,899)
      Amortization of loss                                  12,341       47,141
                                                        ----------   ----------
      Net periodic pension cost                         $   66,296   $  187,360
                                                        ==========   ==========

      TERI's current pension plan investment policy is to seek conservative growth in assets by investing in a blend of equities and fixed income instruments through participation in large well- diversified funds. Preservation of capital and earning income to reduce corporate contributions are the main objectives of this strategy. TERI's current target allocation of pension fund assets is 50-75% in fixed income funds and 25-50% in equity funds. TERI reviews fund performance and may change the allocation between funds at managements' discretion. The use of individual equities and individual debt instruments has not been authorized by the Pension Plan.

      TERI considered the historical returns and the future expectations for returns for each asset class to determine its long-term rate of return assumption. TERI currently assumes an 8.50% long-term rate of return on plan assets. For the twelve months ended June 30, 2005 the return on the "balanced fund" which invests in both equity and fixed income instruments, was 6.73% while the fixed income fund earned 6.55% for the twelve months ended December 31, 2004.

      TERI's weighted-average asset allocations at June 30, 2005 and 2004, by asset category, are as follows:

                                                            2005      2004

      Equities                                               23%       22%
      Fixed Income                                           77%       78%
                                                            ---       ---
      Total                                                 100%      100%
                                                            ---       ---

      Assumptions used in determining the actuarial present value of the projected benefit obligation as of June 30, 2005 and 2004 were as follows:

                                                            2005     2004

      Discount rate                                         5.25%    6.50%
      Salary increase                                       5.50%    5.50%

      Assumptions used in determining the net periodic benefit cost for fiscal years ended June 30, 2005 and 2004 were as follows:

                                       16                                  TF-19

THE EDUCATION RESOURCES INSTITUTE, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2005 AND 2004
--------------------------------------------------------------------------------

                                                             2005     2004

      Discount rate                                          6.50%    5.85%
      Salary increase                                        5.50%    5.50%
      Long-term rate of return                               8.50%    8.50%

      At June 30, 2005 and 2004, the plan's funded status and pension liabilities were as follows:

                                                                      2005         2004

      Actuarial present value of accumulated benefit obligation
         Vested                                                   $ 4,060,791   $ 3,209,924
         Nonvested                                                    118,870        57,775
                                                                  -----------   -----------
           Accumulated benefit obligation                           4,179,661     3,267,699
      Projected salary increases                                      418,827       427,782
                                                                  -----------   -----------
      Projected benefit obligation                                  4,598,488     3,695,481
      Fair value of plan assets at beginning of year                3,133,251     2,887,204
      Employer contributions                                           50,000        85,000
      Actual return on plan assets net of expenses                    179,081       204,609
      Net benefits payments                                           (44,857)      (43,562)
                                                                  -----------   -----------
           Fair value of plan assets at end of year                 3,317,475     3,133,251
                                                                  -----------   -----------
      Projected benefit obligation in excess of plan assets         1,281,013       562,230
      Unrecognized net loss                                        (1,378,209)     (675,722)
                                                                  -----------   -----------
              Prepaid pension cost                                    (97,196)     (113,492)
      Cumulative reduction of net assets                              959,382       247,940
                                                                  -----------   -----------
           Accrued pension liability                              $   862,186   $   134,448
                                                                  ===========   ===========

      The annual change in cumulative reduction of net assets is recognized as part of compensation and employee fringe benefits on the statement of activities and totaled $711,442 and ( $278,194) for the years ended
      June 30, 2005 and 2004, respectively.

      TERI does not expect to contribute any funds to the Pension Plan in the fiscal year ending June 30, 2006. The following benefit payments, which reflect expected future service, as appropriate, are expected to be paid for the fiscal years ended June 30 as follows:

      2006                                                           $   56,231
      2007                                                               57,372
      2008                                                              205,626
      2009                                                              218,551
      2010                                                              218,532
      Years 2011 - 2015                                               1,211,396

TF-20                                  17

THE EDUCATION RESOURCES INSTITUTE, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2005 AND 2004
--------------------------------------------------------------------------------

      DEFINED CONTRIBUTION PLAN
      TERI also has a defined contribution plan which is funded through group annuities and covers substantially all employees. The expense relating to the defined contribution plan was $63,115 and $42,660 for the fiscal years ended June 30, 2005 and 2004, respectively.

12.   FUNCTIONAL EXPENSE CLASSIFICATION

      TERI's expenditures on a functional basis for the years ended June 30, 2005 and 2004 are shown below:

                                                                        2005           2004

      Program expenses
         Education finance                                         $179,298,019    $120,678,129
         Education informational services                             3,966,083       3,170,066
                                                                   ------------    ------------
           Total program expenses                                   183,264,102     123,848,195
      Supporting services - general and administrative expenses       3,671,433       2,770,740
      Interest expense                                                  316,153         218,957
                                                                   ------------    ------------
           Total operating expenses                                $187,251,688    $126,837,892
                                                                   ------------    ------------

13.   RELATED PARTIES

      During fiscal years 2005 and 2004, TERI's Board of Directors included one member who was on the Board of Directors of FMER. FMER is a subsidiary of FMC and provides administrative services to support TERI operations. For fiscal years 2005 and 2004, TERI paid $78,200,000 and $35,099,585, respectively, to FMER for services rendered under the Master Servicing Agreement (Note 1). Under the terms of the Master Loan Guarantee Agreement
      (MLGA), TERI is a 25% beneficial owner of the residual value to TERI guaranteed loans held in Trusts created by FMC. In October 2004, TERI amended the MLGA to receive increased administrative fees from the Trusts created in fiscal year 2005, correspondingly TERI's residual interest was reduced to 20% of the residual of TERI guaranteed loans in those Trusts. Residual interest in securitized portfolios from these trusts accounted for 13.49% and 12.97% of TERI's total revenue for the years ended June 30, 2005 and 2004, respectively (Note 4).

      During fiscal years 2005 and 2004, TERI subleased office space from FMER. Payments made to FMER totaled $443,193 and $113,130 for the years ended June 30, 2005 and 2004, respectively.

                                       18                                  TF-21

THE EDUCATION RESOURCES INSTITUTE, INC. AND SUBSIDIARY
SUPPLEMENTAL CONSOLIDATING STATEMENT OF FINANCIAL POSITION
YEAR ENDED JUNE 30, 2005
--------------------------------------------------------------------------------

                                                               THE EDUCATION         TERI
                                                                RESOURCES          FINANCIAL       CONSOLIDATING
                                                              INSTITUTE, INC.    SERVICES, INC.     ADJUSTMENTS        CONSOLIDATED
ASSETS
Cash and equivalents                                           $  15,092,658      $   1,163,817     $          --      $  16,256,475
Restricted cash and equivalents                                   52,414,002                 --                --         52,414,002
Marketable securities                                            226,063,474                 --                --        226,063,474
Receivables
   Guarantee fees                                                 21,767,017                 --                --         21,767,017
   Accrued interest                                                1,600,183                 --                --          1,600,183
   Other                                                           2,574,697             55,697            (5,564)         2,624,830
                                                               -------------      -------------     -------------      -------------
     Total receivables                                            25,941,897             55,697            (5,564)        25,992,030
Notes receivable - FMC                                             5,292,145                 --                --          5,292,145
Notes receivable - other                                             210,120                 --          (210,120)                --
Other assets, net                                                    374,952            254,291                --            629,243
Student loans
   Student loans receivable                                               --         10,313,378                --         10,313,378
   Receivables recoverable on claim payments                      42,687,459                 --                --         42,687,459
                                                               -------------      -------------     -------------      -------------
     Total student loans                                          42,687,459         10,313,378                --         53,000,837
Residual interest in securitized portfolios                       68,138,349                 --                --         68,138,349
                                                               -------------      -------------     -------------      -------------
     Total assets                                              $ 436,215,056      $  11,787,183     $    (215,684)     $ 447,786,555
                                                               =============      =============     =============      =============
LIABILITIES AND NET ASSETS
Accounts payable and accrued expenses                          $   1,612,484      $      48,335     $      (5,564)     $   1,655,255
Due to First Marblehead Education Resources                        8,751,293                 --                --          8,751,293
Accrued pension liability                                            862,186                 --                --            862,186
Deferred revenue - other                                             895,661                 --                --            895,661
Deferred guarantee fees                                           25,326,303                 --                --         25,326,303
Loan loss reserves                                               254,139,822                 --                --        254,139,822
Notes payable                                                             --            210,120          (210,120)                --
Bonds payable                                                             --          9,410,000                --          9,410,000
Investment in subsidiaries                                        (2,118,727)                --         2,118,727                 --
Net assets                                                       146,746,034          2,118,728        (2,118,727)       146,746,035
                                                               -------------      -------------     -------------      -------------
     Total liabilities and net assets                          $ 436,215,056      $  11,787,183     $    (215,684)     $ 447,786,555
                                                               =============      =============     =============      =============

TF-22                                  19

THE EDUCATION RESOURCES INSTITUTE, INC. AND SUBSIDIARY
SUPPLEMENTAL CONSOLIDATING STATEMENT OF ACTIVITIES AND CHANGES IN NET ASSETS YEAR ENDED JUNE 30, 2005
--------------------------------------------------------------------------------

                                                               THE EDUCATION         TERI
                                                                 RESOURCES         FINANCIAL        CONSOLIDATING
                                                              INSTITUTE, INC.    SERVICES, INC.      ADJUSTMENTS        CONSOLIDATED


REVENUE
Guarantee fees                                                 $185,074,584      $          --      $          --      $ 185,074,584
Residual interest in securitized portfolios                      34,656,923                 --                 --         34,656,923
Investment income                                                 7,433,780             22,964                 --          7,456,744
Unrealized gain on investments in marketable                        285,577                 --                 --            285,577
securities
Grants and contracts                                              2,625,802                 --                 --          2,625,802
Origination fees                                                 19,311,166                 --                 --         19,311,166
HEIC membership fees                                                168,025                 --                 --            168,025
Interest income on student loans                                     41,070            757,072            (41,070)           757,072
Interest income - FMC - notes receivable                            340,865                 --                 --            340,865
Contractual income - FMC                                            747,528                 --                 --            747,528
Other                                                                    --                 --                 --                 --
Investments in subsidiaries                                         (59,673)                --             59,673                 --
                                                              -------------      -------------      -------------      -------------
   Total revenue                                              $ 250,625,647      $     780,036      $      18,603      $ 251,424,286
                                                              =============      =============      =============      =============

EXPENSES
Compensation and employee fringe benefits                         3,968,091              4,000                 --          3,972,091
Office expenses                                                     497,348              5,194                 --            502,542
Rent                                                                481,380                 --                 --            481,380
Professional fees (FMER)                                         78,200,000                 --                 --         78,200,000
Professional fees (Other)                                         3,018,138             30,181                 --          3,048,319
Loan servicing fees                                                      --            155,922                 --            155,922
Collection costs                                                  4,264,162                 --                 --          4,264,162
Printing and promotion                                              112,761                 --                 --            112,761
Loan loss provision                                              95,399,973                 --                 --         95,399,973
Depreciation and amortization                                        98,568             93,149                 --            191,717
Grants                                                               54,196                 --                 --             54,196
Interest expense                                                         --            357,223            (41,070)           316,153
Other expenses                                                      358,432            194,040                 --            552,472
                                                              -------------      -------------      -------------      -------------
   Total expenses                                             $ 186,453,049      $     839,709      $     (41,070)     $ 187,251,688
                                                              -------------      -------------      -------------      -------------
Increase in net assets                                        $  64,172,598      $     (59,673)     $      59,673      $  64,172,598
                                                              =============      =============      =============      =============
Net assets, beginning of year                                                                                          $  82,573,437
                                                                                                                       =============
Net assets, end of year                                                                                                $ 146,746,035
                                                                                                                       -------------

                                       20                                  TF-23

THE EDUCATION RESOURCES INSTITUTE, INC. AND SUBSIDIARY
CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2006 AND 2005

THE EDUCATION RESOURCES INSTITUTE, INC. AND SUBSIDIARY
INDEX
JUNE 30, 2006 AND 2005
--------------------------------------------------------------------------------
                                                                         PAGE(S)
REPORT OF INDEPENDENT AUDITORS........................................         1
CONSOLIDATED FINANCIAL STATEMENTS
Statements of Financial Position......................................         2
Statements of Activities and Changes in Net Assets....................         3
Statements of Cash Flows..............................................         4
Notes to Financial Statements.........................................      5-18
SUPPLEMENTAL CONSOLIDATING SCHEDULES
Statement of Financial Position.......................................        19
Statement of Activities and Changes in Net Assets.....................        20

                         REPORT OF INDEPENDENT AUDITORS

To the Board of Directors of
The Education Resources Institute, Inc. and Subsidiary

In our opinion, the accompanying consolidated statements of financial position and the related consolidated statements of activities and changes in net assets and cash flows present fairly, in all material respects, the financial position of The Education Resources Institute, Inc. ("TERI") and its subsidiary at June 30, 2006 and 2005, and the changes in its net assets and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of TERI's management. Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

Our audits were conducted for the purpose of forming an opinion on the basic consolidated financial statements taken as a whole. The supplemental consolidating schedules are presented for the purposes of additional analysis and are not a required part of the basic consolidated financial statements. Such information has been subjected to the auditing procedures applied in the audit of the basic consolidated financial statements and, in our opinion, is fairly stated in all material respects in relation to the basic consolidated financial statements taken as a whole.

/s/ PriceWaterhouseCoopers LLP
September 25, 2006

THE EDUCATION RESOURCES INSTITUTE, INC. AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF FINANCIAL POSITION
JUNE 30, 2006 AND 2005
--------------------------------------------------------------------------------

                                                         2006           2005
                                                     ------------   ------------
ASSETS
Cash and equivalents                                 $ 78,087,473   $ 16,256,475
Restricted cash and equivalents                        89,462,539     52,414,002
Marketable securities                                 294,101,627    226,063,474
Receivables
   Guarantee fees                                      23,636,717     21,767,017
   Accrued interest                                     2,961,003      1,600,183
   Other                                                3,688,788      2,624,830
                                                     ------------   ------------
      Total receivables                                30,286,508     25,992,030
Notes receivable                                        4,536,647      5,292,145
Other assets, net                                         464,968        629,243
Student loans
   Student loans receivable                             7,056,549     10,313,378
   Receivables recoverable on claim payments           59,050,105     42,687,459
                                                     ------------   ------------
      Total student loans                              66,106,654     53,000,837
Residual interest in securitized portfolios           100,219,192     68,138,349
                                                     ------------   ------------
      Total assets                                   $663,265,608   $447,786,555
                                                     ============   ============

LIABILITIES AND NET ASSETS
Accounts payable and accrued expenses                $  1,879,547   $  1,655,255
Due to First Marblehead Education Resources            10,446,966      8,751,293
Liability for outstanding checks                       43,878,748             --
Accrued pension liability                                 510,414        862,186
Deferred revenue - other                                  894,300        895,661
Deferred guarantee fees                                36,387,132     25,326,303
Loan loss reserves                                    352,465,877    254,139,822
Bonds payable                                           6,030,000      9,410,000
                                                     ------------   ------------
   Total liabilities                                  452,492,984    301,040,520
Net assets
   Unrestricted
      Undesignated                                    195,479,396    131,452,807
      Board-designated                                 13,293,228     13,293,228
   Permanently restricted                               2,000,000      2,000,000
                                                     ------------   ------------
      Total net assets                                210,772,624    146,746,035
                                                     ------------   ------------
      Total liabilities and net assets               $663,265,608   $447,786,555
                                                     ============   ============

   The accompanying notes are an integral part of these consolidated financial statements.

THE EDUCATION RESOURCES INSTITUTE, INC. AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF ACTIVITIES AND CHANGES IN NET ASSETS
YEARS ENDED JUNE 30, 2006 AND 2005
--------------------------------------------------------------------------------

                                                         2006           2005
                                                     ------------   ------------
REVENUE
Guarantee fees                                       $245,352,831   $185,074,584
Residual interest in securitized portfolios            32,260,402     34,656,923
Investment income                                      16,894,097      7,456,744
Unrealized (loss) gain on investments in
   marketable securities                               (2,449,232)       285,577
Grants and contracts                                    2,384,426      2,625,802
Origination fees                                       20,339,068     19,311,166
HEIC membership fees                                       87,564        168,025
Interest income on student loans                          676,382        757,072
Interest income - FMC - notes receivable                  296,974        340,865
Contractual income - FMC                                  747,528        747,528
                                                     ------------   ------------
   Total revenue                                      316,590,040    251,424,286

EXPENSES
Compensation and employee fringe benefits               3,427,922      3,686,490
Office expenses                                           293,462        264,767
Rent                                                      542,939        481,380
Professional fees (FMER)                              106,072,120     78,200,000
Professional fees (other)                               3,399,954      3,317,503
Loan servicing fees                                       125,782        155,922
Collection costs                                        5,140,242      4,264,162
Printing and promotion                                    127,588        131,226
Loan loss provision                                   131,938,830     95,399,973
Depreciation and amortization                             173,222        191,717
Grants                                                     87,474         54,196
Interest expense                                          340,110        315,903
Other expenses                                            893,806        788,449
                                                     ------------   ------------
   Total expenses                                     252,563,451    187,251,688
                                                     ------------   ------------
Increase in net assets                                 64,026,589     64,172,598
Net assets, beginning of year                         146,746,035     82,573,437
                                                     ------------   ------------
Net assets, end of year                              $210,772,624   $146,746,035
                                                     ============   ============

   The accompanying notes are an integral part of these consolidated financial statements.


                                        3

THE EDUCATION RESOURCES INSTITUTE, INC. AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF CASH FLOWS
YEARS ENDED JUNE 30, 2006 AND 2005
--------------------------------------------------------------------------------

                                                                         2006            2005
                                                                    -------------   -------------
CASH FLOWS FROM OPERATING ACTIVITIES
Increase in net assets                                              $  64,026,589   $  64,172,598
Adjustments to reconcile increase in net assets to net cash
   provided by operating activities
   Depreciation and amortization                                          173,222         191,717
   Provision for loan loss reserve                                    131,938,830      95,399,973
   Amortization of net discount on securities                          (2,760,460)       (638,393)
   Unrealized loss (gain) on investments in marketable securities       2,449,232        (285,577)
   Changes in
      Restricted cash and equivalents                                 (37,048,537)     (4,397,930)
      Receivables                                                      (4,294,478)     (5,932,970)
      Student loans                                                   (13,175,184)     (5,975,282)
      Residual interest in securitized portfolios                     (32,080,843)    (34,172,963)
      Other assets, net                                                    83,802          89,714
      Default claims paid                                             (84,700,201)    (51,885,797)
      Default claims recoveries (net of adjustments)                   51,087,426      38,395,176
      Accounts payable and accrued expenses                             1,568,193       3,833,339
      Liability for outstanding checks                                 43,878,748              --
      Deferred revenue - other                                             (1,361)       (398,916)
      Deferred guarantee fees                                          11,060,829       9,441,566
                                                                    -------------   -------------
         Total adjustments                                             68,179,218      43,663,657
         Net cash provided by operating activities                    132,205,807     107,836,255

CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of property and equipment                                       (23,382)        (16,338)
Disposal of property and equipment                                             --          49,735
Purchases of marketable securities                                   (926,286,133)   (178,415,221)
Proceeds from the sale and maturities of
   marketable securities                                              858,559,208      79,147,499
Proceeds from notes receivable                                            755,498         769,008
                                                                    -------------   -------------
         Net cash used in investing activities                        (66,994,809)    (98,465,317)

CASH FLOWS FROM FINANCING ACTIVITIES
Principal payments on bonds payable                                    (3,380,000)     (3,310,000)
                                                                    -------------   -------------
         Net cash used in financing activities                         (3,380,000)     (3,310,000)
Increase in cash and equivalents                                       61,830,998       6,060,938
Cash and equivalents, beginning of year                                16,256,475      10,195,537
                                                                    -------------   -------------
Cash and equivalents, end of year                                   $  78,087,473   $  16,256,475
                                                                    =============   =============
SUPPLEMENTAL DISCLOSURE
Cash paid for interest                                              $     341,431   $     312,557

   The accompanying notes are an integral part of these consolidated financial statements.


                                        4

THE EDUCATION RESOURCES INSTITUTE, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2006 AND 2005
--------------------------------------------------------------------------------

1.   ORGANIZATION

     The Education Resources Institute, Inc. ("TERI") was incorporated in June 1985 for the purposes of aiding students in attaining an education and assisting educational institutions in providing an education in an economical fashion. To achieve this purpose, TERI's principal service is to function as a guarantor of student loans disbursed by participating lending institutions.

     In addition, TERI's College Access Division, including the Higher Education Information Center ("HEIC"), receives funds from federal, state and private grants, membership fees from colleges and universities and other sources. These funds are used to provide information to students and their families, predominantly low income and/or first generation college students, about opportunities and financial aid for post-high school education and career opportunities.

     In 1994, TERI formed TERI Financial Services, Inc. ("TFSI") to carry out the broad educational purposes of TERI through the creation of a secondary market in student education loans, including, from time to time, purchasing and holding student loan portfolios. TFSI commenced operations in December 1996.

     On June 20, 2001, TERI and First Marblehead Corporation ("FMC"), an education finance company, completed a purchase and sale agreement effective July 1, 2001 (the "Transaction") that provided for FMC to acquire certain operating assets and services of TERI and to establish a new subsidiary of FMC called First Marblehead Education Resources ("FMER"). TERI continues to be a provider of student loan guarantee services and education information and counseling services, including those services performed by HEIC. FMER provides to TERI, under a master servicing agreement, services including loan origination, customer service, default prevention, default processing, and administrative services. In October 2004, TERI and FMC renewed the Master Servicing Agreement for an additional term through 2011. For fiscal years 2006 and 2005, TERI incurred $106,072,120 and $78,200,000, respectively, for services rendered by FMER under the Master Servicing Agreement (Notes 4, 5 and 13).

2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     PRINCIPLES OF CONSOLIDATION
     The consolidated financial statements include the accounts of TERI and TFSI. Intercompany balances and transactions are eliminated in consolidation.

     BASIS OF PRESENTATION
     The accompanying financial statements have been prepared on the accrual basis of accounting and in accordance with Statement of Financial Accounting Standards ("SFAS") No. 117, Financial Statements of Not-for-Profit Organizations.

     Accordingly, net assets and changes therein are classified as follows:

     UNRESTRICTED NET ASSETS
     Net assets not subject to donor-imposed stipulations which TERI may use at its discretion.


                                        5

THE EDUCATION RESOURCES INSTITUTE, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2006 AND 2005
--------------------------------------------------------------------------------

     BOARD-DESIGNATED UNRESTRICTED NET ASSETS
     This account was established to track contributions originally received by TERI from American Student Assistance ("ASA") in connection with TERI's incorporation. The terms of the contributions provide that the principal and any income derived therefrom be used by TERI for various purposes related to the advancement of higher education, including the payment of loan defaults. The account has been designated by TERI's Board of Directors for the payment of such defaults.

     PERMANENTLY RESTRICTED NET ASSETS
     Net assets subject to donor-imposed stipulations which must be maintained in perpetuity by TERI. The donors of these assets permit TERI to use all or part of the related investment and appreciation earned for general or specific purposes. Permanently restricted net assets represent endowment funds for the benefit of HEIC. The income from these funds is required to be used for the purpose of disseminating higher education information within and outside the City of Boston. There were no changes in permanently restricted net assets as of June 30, 2006 and 2005.

     CASH AND EQUIVALENTS AND MARKETABLE SECURITIES
     TERI considers all highly liquid debt instruments purchased with a maturity at date of acquisition of 90 days or less to be cash equivalents. Cash and equivalents are carried at cost.

     Marketable securities consist primarily of readily marketable debt securities with maturities of more than 90 days at the date of acquisition. The portfolio is stated at fair value, which is based upon quoted market prices from third party sources.

     There are no donor-restricted endowment funds for which the fair value of the assets at June 30, 2006 or 2005 is less than the level required by donor stipulations or law.

     RESTRICTED CASH AND EQUIVALENTS AND MARKETABLE SECURITIES HELD IN DESIGNATED ACCOUNTS
     Pursuant to certain guarantee agreements, cash and equivalents and marketable securities are required to be deposited to various trust accounts and pledged as collateral for the payment of defaults on certain loans. Balances in these accounts revert to TERI's general accounts and are then available to meet defaults on other loans, upon satisfying certain ratios or upon payment of all defaults covered by the agreements. At June 30, 2006, $89,462,539 in restricted cash and equivalents and $246,719,744 in marketable securities were held in these accounts. At June 30, 2005, $52,414,002 in restricted cash and equivalents and $170,140,434 in marketable securities were held in these accounts.

     LIABILITY FOR OUTSTANDING CHECKS
     As part of TERI's cash management practices it invests balances remaining in its checking accounts in short term investments on a daily basis. As checks are cashed, these short term investments are reduced in order to provide the required amounts. The liability for outstanding checks represents the amount by which outstanding checks exceed the amount retained in the checking account. This liability is short term in nature since most checks clear within 30 days of issuance.

     RESIDUAL INTEREST IN SECURITIZED PORTFOLIOS
     Under the terms of the Master Loan Guarantee Agreement (MLGA), TERI is a 25% beneficial owner of the residual value of TERI guaranteed loans held in Trusts created by FMC. In certain cases, TERI has amended the MLGA to reduce TERI's beneficial interest in return for increased


                                        6

THE EDUCATION RESOURCES INSTITUTE, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2006 AND 2005
--------------------------------------------------------------------------------

     administrative fees from the Trusts. For Trusts created in 2006, TERI's beneficial interest ranged from 11.9% to 14.9%. For Trusts created in 2005, TERI's beneficial interest was reduced to 20%.

     TERI records an asset in its consolidated statements of financial position for the estimated fair value of its residual interest in FMC securitizations. Fair value quotes are not available for residual interests, so TERI estimates fair value, based on the present value of future expected cash flows, using management's best estimates of the key assumptions such as default rates, recovery rates, prepayment rates, discount rates and expected credit losses commensurate with the risks involved (Note 4).

     TERI records income for its share of the change in the fair value and any residual interest income it earns in excess of the residual interest in securitized portfolios receivable. During fiscal years 2006 and 2005, TERI recognized $32,260,402 and $34,656,923, respectively, of income from residual interests in securitized portfolios.

     RECENT ACCOUNTING PRONOUNCEMENTS
     In February 2006, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards (SFAS) No. 155, Accounting for Certain Hybrid Financial Instruments, an amendment of FASB Statements No. 133 and 140 (SFAS 155). SFAS No. 155 will be effective beginning in the first quarter of fiscal 2007. The statement permits interests in hybrid financial instruments that contain an embedded derivative that would otherwise require bifurcation, to be accounted for as a single financial instrument at fair value, with changes in fair value recognized in earnings. The adoption of SFAS 155 is not expected to have any material impact on TERI's consolidated financial condition or results of operations.

     STUDENT LOANS
     In its capacity as a guarantor, TERI is required to reimburse lenders for unpaid principal and interest on defaulted loans (Note 9). Amounts paid to lenders are charged against loan loss reserves. As a result of these transactions, TERI purchases the loans from the lender and assumes all rights of the lender, including the right to collect the loan. TERI recognizes a receivable at the time of purchase equal to the estimated fair value of the balance so acquired. Fair value is estimated based on TERI's historical recovery experience and management's best estimate of future recovery rates. These receivables are listed as receivables recoverable on claim payments on the consolidated statements of financial position. As of June 30, 2006 and 2005, receivables recoverable on claim payments equaled $59,050,105 and $42,687,459, respectively.

     TERI uses a cost recovery method to account for recoveries received after payment has been remitted to the lender. Under this method, cash recoveries are first recorded as a reduction of the receivable recoverable on claim payment asset and then, to the extent the recoveries exceed the established receivable for a given default cohort year, are recorded as income.

     TERI is able to "cure" some student loan defaults by collection efforts under which the student brings the loan current and establishes a history of continuous monthly payments. When a loan is cured, as defined within the guarantee agreements, it is subject to repurchase by the lender. Under the guarantee agreements, the lender is obligated to purchase the loan from TERI for the amount of principal plus accrued interest then outstanding. TERI, in return, reinstates the guarantee on the loan. In the event of a second default on a cured loan, TERI is required to repurchase the loan from the lender; however the lender has no further obligation under the agreement. When the cured


                                        7

THE EDUCATION RESOURCES INSTITUTE, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2006 AND 2005
--------------------------------------------------------------------------------

     loans are repurchased by lenders, the transaction is accounted for by TERI using the cost recovery method described above.

     In addition, TFSI holds a student loan portfolio. These loans are included in the student loans receivable on the consolidated statements of financial position. Student loans that management has the intent and ability to hold for the foreseeable future or until maturity are reported at their outstanding unpaid principal balances. At June 30, 2006 and 2005, student loans receivable held by TFSI equaled $7,056,549 and $10,313,378, respectively. These loans are guaranteed by TERI and default claims are charged against TERI's loan loss reserve.

     TERI is licensed by the Massachusetts Division of Banks under the Small Loan Licensing Act. This act governs loans with an original principal balance of $6,000 or less and establishes certain minimum capital requirements and administrative requirements with respect to such loans. TERI is subject to annual review in connection with the renewal of its license. TERI was in compliance with these requirements as of June 30, 2006 and 2005.

     PROPERTY AND EQUIPMENT
     Property and equipment are recorded at cost less accumulated depreciation and are included in other assets, net in the consolidated statements of financial position. Depreciation is computed on a straight-line basis over the estimated useful lives of the related assets. The useful life for property and equipment is three to five years. Ordinary repairs and maintenance are charged to expense, whereas major improvements are capitalized.

     GRANTS AND CONTRACTS
     TERI receives grants from federal, state and private sources and membership fees from colleges and universities. Grants are recognized as revenue when earned. This revenue is used to provide information to students and their families about financial aid for post-high school education and career opportunities. As a recipient of federal and state funds, TERI is subject to certain federal and state regulations. Management believes it is in compliance with all such regulations.

     Grant receipts which are held for the support of future operations are included in deferred revenue - other on the consolidated statements of financial position and totaled $894,300 and $895,661 at June 30, 2006 and 2005, respectively.

     LOAN LOSS RESERVE
     TERI provides a reserve against loss exposure, including an estimate of probable future losses which have not yet been incurred, on loans it guarantees using several assumptions based on actuarial studies, historical experience of other similar portfolios of student loans, and management's assessment of the creditworthiness of different types of loans. The assumptions used in determining the reserve against probable loss exposure include estimated loan recovery levels consistent with historical performance, but which have not yet been achieved with respect to more recently defaulted loan cohorts, and in certain cases, an estimate of future guarantee fees to be received. Accordingly, the evaluation of the provision for loan loss reserves is inherently subjective as it requires material estimates that may be susceptible to significant changes.

     TERI's guarantee agreements require lenders to follow certain credit origination policies and due diligence guidelines for a loan to be eligible for claim payment. TERI may refuse to pay a default claim if these requirements have not been met. When a borrower defaults and a default claim is


                                        8

THE EDUCATION RESOURCES INSTITUTE, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2006 AND 2005
--------------------------------------------------------------------------------

     paid, TERI assumes the position of the lender and has full rights and recourse against all borrowers on the note.

     GUARANTEE FEES
     TERI's principal source of revenue is guarantee fees. TERI receives a guarantee fee on each loan guaranteed based upon its guarantee agreements with lenders. TERI's guarantee fees are received at various times. Depending on the loan program and lender agreements, fees may be received at disbursement, when a loan is securitized by FMC, in installments over the life of the loan, and/or when a loan enters repayment. Guarantee fees which are received in installments over the life of the loan are recognized as revenue when they become due. Prior to becoming due, the present value of the estimated future payments is incorporated into TERI's estimate of probable future losses and hence its loan loss reserve. All other guarantee fees are fixed and determinable, therefore the entire amount of guarantee fees less .50% of the principal balance guaranteed, are recognized as revenue at the time of guarantee. TERI defers recognition of .50% of the principal balance guaranteed to cover ongoing direct costs. This fee is amortized into revenue using the sum-of-years digits method over an average loan period of ten years.

     INCOME TAXES
     TERI and TFSI have been determined by the Internal Revenue Service ("IRS") to be an organization described in Internal Revenue Code ("IRC") Section 501(c)(3) and, therefore, exempt from taxation.

     USE OF ESTIMATES
     The preparation of the accompanying consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the revenue and expenses reported for the period. Actual results could differ from these estimates.

     Management makes significant estimates and assumptions regarding the collection of accounts and student loans receivable and the required level of the loan loss reserves at the date of the consolidated statements of financial position. These estimates and assumptions are based upon historical and current experience and expectations of future performance on the part of TERI, the economy, actuarial studies performed by outside parties, and other factors. It is possible that the actual collection of accounts and student loans receivable or payment of defaults will differ from these estimates.

     FAIR VALUE OF FINANCIAL INSTRUMENTS
     The estimated fair values of TERI's financial instruments have been determined, where practicable, by using appropriate valuation methodologies. Due to their short-term nature, cash equivalents are carried at cost which approximates fair value. Marketable securities are reported at quoted market prices provided by third party sources. Receivables for guarantee fees and residual interest are recorded at their estimated net realizable value. Student loans receivables are recorded at their current outstanding principal balance, while receivables recoverable on claims payments are based on management's estimate of amounts recoverable.

     RECLASSIFICATION
     Certain prior year amounts have been reclassified to conform to the current year presentation.


                                        9

THE EDUCATION RESOURCES INSTITUTE, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2006 AND 2005
--------------------------------------------------------------------------------

3.   MARKETABLE SECURITIES

     Marketable securities consisted of the following:

                                                      UNREALIZED      QUOTED
           JUNE 30, 2006                  COST *     GAIN/(LOSS)   MARKET PRICE
-----------------------------------   ------------   -----------   ------------
Marketable securities
   treated as cash equivalents
   Commercial paper                   $ 95,740,753        41,117   $ 95,781,870
                                      ------------   -----------   ------------
      Subtotal                          95,740,753        41,117     95,781,870
                                      ------------   -----------   ------------
Marketable securities
   Government agency obligations       262,958,847    (3,862,143)   259,096,704
   US government guaranteed
      securities                        32,150,773      (146,281)    32,004,492
   Certificates of deposit               2,027,759       (53,285)     1,974,474
   Commercial paper                        284,573            90        284,663
   Bonds                                   766,687       (25,393)       741,294
      Subtotal                         298,188,639    (4,087,012)   294,101,627
                                      ------------   -----------   ------------
      Total marketable securities     $393,929,392   $(4,045,895)  $389,883,497
                                      ------------   -----------   ------------

                                                      UNREALIZED      QUOTED
           JUNE 30, 2006                  COST *         LOSS      MARKET PRICE
-----------------------------------   ------------   -----------   ------------
Marketable securities
   treated as cash equivalents
   Government agency obligations      $  4,938,780   $       855   $  4,939,635
   Commercial paper                        523,873            19        523,892
                                      ------------   -----------   ------------
      Subtotal                           5,462,653           874      5,463,527
                                      ------------   -----------   ------------
Marketable securities
   Government agency obligations       216,508,982    (1,535,365)   214,973,617
   US government guaranteed
      securities                         6,827,800        25,698      6,853,498
   Certificates of deposit               3,230,676       (69,223)     3,161,453
   Commercial paper                         99,093           (46)        99,047
   Bonds                                   994,458       (18,599)       975,859
                                      ------------   -----------   ------------
      Subtotal                         227,661,009    (1,597,535)   226,063,474
                                      ------------   -----------   ------------
      Total marketable securities     $233,123,662   $(1,596,661)  $231,527,001
                                      ------------   -----------   ------------

* Cost represents original cost for interest bearing investments and par value less unamortized discounts for non-interest bearing investments.

Net realized losses of $41,143 and $211,852 for the years ended June 30, 2006 and 2005, respectively, are included in investment income on the consolidated statements of activities.


                                       10

THE EDUCATION RESOURCES INSTITUTE, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2006 AND 2005
--------------------------------------------------------------------------------

4.   RESIDUAL INTEREST IN SECURITIZED PORTFOLIOS

     Under the terms of the Master Loan Guarantee Agreement (MLGA), TERI is a 25% beneficial owner of the residual value of TERI guaranteed loans held in Trusts created by FMC. In certain cases, TERI has amended the MLGA to reduce TERI's beneficial interest in return for increased administrative fees from the Trusts. For Trusts created in 2006, TERI's beneficial interest ranged from 11.9% to 14.9%. For Trusts created in 2005, TERI's beneficial interest was reduced to 20%.

     Quoted market prices are not available for TERI's residual interests, as described in Note 2, therefore TERI estimates fair value, based on the present value of future expected cash flows estimated using management's best estimates of the key assumptions including default rates, recovery rates, prepayment rates, discount rates and expected credit losses commensurate with the risks involved.

     The following table summarizes key economic assumptions used in measuring the fair value of the residual interests as of June 30, 2006 and 2005.

                                       KEY ASSUMPTIONS
                  --------------------------------------------------------
                                                                 EXPECTED
                   DEFAULT   RECOVERY   PREPAYMENT   DISCOUNT     CREDIT
        TRUST     RATE (1)     RATE        RATE        RATE     LOSSES (2)
     ----------   --------   --------   ----------   --------   ----------
     NCT Trusts     8.94%     40.00%       7.00%      12.00%       0.00%

     (1) The default rate is a weighted average for all Trusts in which TERI retains a residual interest and is calculated as a percentage of the original balance of loans held by those Trusts.

     (2) All loans in which TERI retains a residual interest are guaranteed by TERI; therefore the trusts are not expected to experience credit losses. TERI's loan loss reserves include consideration of probable losses associated with these loans.

     The estimates of the default rates, recovery rates and prepayment rates affect the weighted average life of the securitized loans and therefore affect the valuation of the residual interest. Prepayments and defaults shorten the average life of the loans, and if all other factors remain equal, will reduce the value of the residual interest asset. TERI uses historical statistics on borrower defaults, borrower recoveries and prepayments to estimate these amounts. The discount rate is determined by management after a review of discount rates used by various student loan securitizers, including FMC.

     The following table shows the estimated change in residual receivables based on changes in the key economic assumptions described above.


                                       11

THE EDUCATION RESOURCES INSTITUTE, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2006 AND 2005
--------------------------------------------------------------------------------

                                                    RESIDUAL SENSITIVITY ANALYSIS
                                      --------------------------------------------------------
                                              RECEIVABLE BALANCE (DOLLARS IN THOUSANDS)
                                      --------------------------------------------------------
     % CHANGE IN ASSUMPTIONS          DOWN 20%   DOWN 10%   AS PROJECTED    UP 10%     UP 20%
     ------------------------------   --------   --------   ------------   --------   --------
     PREPAYMENT RATE
     NCT Trusts                       $109,371   $104,690     $100,219     $ 95,941   $ 91,835
     % Change in Receivable Balance       9.13%      4.46%        0.00%       -4.27%     -8.37%

     DEFAULT RATE
     NCT Trusts                       $101,837   $101,032     $100,219     $ 99,410   $ 98,581
     % Change in Receivable Balance       1.61%      0.81%        0.00%       -0.81%     -1.63%

     RECOVERY RATE
     NCT Trusts                       $100,174   $100,196     $100,219     $100,242   $100,246
     % Change in Receivable Balance      -0.04%     -0.02%        0.00%        0.02%      0.03%

     DISCOUNT RATE
     NCT Trusts                       $119,568   $109,404     $100,219     $ 92,042   $ 84,621
     % Change in Receivable Balance      19.31%      9.16%        0.00%       -8.16%    -15.56%

     FORWARD LIBOR RATE
     NCT Trusts                       $ 94,243   $ 97,504     $100,219     $102,786   $105,193
     % Change in Receivable Balance      -5.96%     -2.71%        0.00%        2.56%      4.96%

     These sensitivities are hypothetical and should be used with caution. The effect of each change in assumption must be calculated independently, holding all other assumptions constant. Because the key assumptions may not in fact be independent, the net effect of simultaneous adverse changes in key assumptions may differ from the sum of the individual effects above.

     The following table provides a summary of the changes in the fair value of the residual interest in securitized portfolios for the years ending June 30, 2006 and 2005.

                                         2006           2005
                                     ------------   -----------
     Beginning balance               $ 68,138,349   $33,965,386
     New securitizations               25,389,283    28,782,510
     Fair market value adjustments      6,871,119     5,874,412
     Payments received                   (179,559)     (483,959)
                                     ------------   -----------
        Ending balance               $100,219,192   $68,138,349
                                     ------------   -----------

5.   NOTES RECEIVABLE

     In fiscal year 2001, FMC purchased certain assets of TERI (Note 1). FMC's payment of the purchase price to TERI included two promissory notes with a combined value of $7.9 million. The two promissory notes amortize over ten years and bear interest at 6% per annum.


                                       12

THE EDUCATION RESOURCES INSTITUTE, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2006 AND 2005
--------------------------------------------------------------------------------
     Principal amounts due from notes receivable for the fiscal years ended June 30 are as follows:

     2007          802,095
     2008          851,566
     2009          904,088
     2010          959,849
     2011        1,019,049
                ----------
        Total   $4,536,647
                ==========

6.   DEFERRED GUARANTEE FEES

     Deferred guarantee fees to cover ongoing costs will be recognized as income for the fiscal years ended June 30 as follows:

     2007         $ 7,475,225
     2008           6,543,771
     2009           5,641,861
     2010           4,777,694
     2011           3,941,547
     Thereafter     8,007,034
                  -----------
        Total     $36,387,132
                  ===========

7.   GUARANTEE AGREEMENTS WITH LENDING INSTITUTIONS

     As part of certain guarantee agreements with lending institutions, TERI has agreed to maintain amounts available, calculated as a percentage of the amount of unpaid principal on outstanding loans which is either at least 2% in cash and equivalents and marketable securities, or 3% in total TERI amounts available. Total TERI amounts available is generally defined in the lender guarantee agreements to be equal to the sum of deferred guarantee fees, loan loss reserves, board-designated unrestricted net assets and undesignated net assets.

     At June 30, 2006 and 2005, the balance of loans outstanding guaranteed directly by TERI (excluding the loans guaranteed indirectly by TERI of approximately $31 and $42 million at June 30, 2006 and 2005, respectively, see Note 9) amounted to approximately $9.6 and $7.1 billion, respectively. At June 30, 2006, TERI was required, under certain guarantee agreement, to have no less than approximately $192 million in cash and equivalents and marketable securities or $288 million in total TERI amounts available as security for TERI's performance as guarantor. At June 30, 2005, TERI was required to have no less than approximately $142 million in cash and equivalents and marketable securities or $213 million in total TERI amounts available as security for TERI's performance as guarantor. TERI was in compliance with each of these requirements as of June 30, 2006 and 2005, respectively.


                                       13

THE EDUCATION RESOURCES INSTITUTE, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2006 AND 2005
--------------------------------------------------------------------------------

     At June 30, 2006 and 2005, total amounts available for guaranty commitments were as follows (1):

                                                    2006           2005
                                                ------------   ------------
     Deferred guarantee fees                    $ 36,387,132   $ 25,326,303
     Loan loss reserves (Note 9)                 352,465,877    254,139,822
     Board-designated unrestricted net assets     13,293,228     13,293,228
     Undesignated unrestricted net assets        195,479,396    131,452,807
                                                ------------   ------------
        Total TERI amounts available            $597,625,633   $424,212,160
                                                ============   ============

     (1) Total amounts available for guaranty commitments do not necessarily represent liquid or unencumbered assets held by TERI.

8.   AGREEMENT WITH NELLIE MAE, INC.

     In December 1991 and July 1992, TERI entered into guarantee agreements with Nellie Mae, Inc. in connection with TERI guaranteed student loans. As part of these agreements, TERI transferred funds to Nellie Mae, Inc. to be held in separate reserve accounts. In July 1998, this agreement was transferred to the Nellie Mae Foundation (NMF) in connection with Sallie Mae's purchase of Nellie Mae. The funds held in the reserves are to be used to reimburse NMF for principal and accrued interest of defaulted loans. Any balance remaining in the reserves after all of the student loans have been repaid, and after repayment of the indebtedness incurred by NMF, will be distributed in equal shares to TERI and NMF.

     TERI has guaranteed to NMF the payment of principal and accrued interest applicable to those loans that default, to the extent such amounts exceed the reserves, and a NMF contribution of 1% of the original principal amount of loans guaranteed under these agreements. Custodial reserve balances representing amounts remaining from NMF's 1% contribution were $753,994 and $447,537 at June 30, 2006 and 2005, respectively.

     TERI is to maintain reserves similar to that described in Notes 7 and 9 of at least 1/2 to 1% of the aggregate outstanding and unpaid principal balance of the specified loans (approximately $27 and $36 million of loans were outstanding at June 30, 2006 and 2005, respectively). TERI was in compliance with this requirement as of June 30, 2006 and 2005, respectively.

9.   LOAN LOSS RESERVES

     At June 30, 2006 and 2005, TERI in its capacity as a guarantor has guaranteed, either directly or indirectly (Notes 7 and 8), the payment to its contracting lenders of approximately $9.6 and $7.2 billion, respectively, in outstanding principal value of student loans. In the event of default by the borrower, TERI is generally required to reimburse the lender for the outstanding principal and interest on the related loan.


                                       14

THE EDUCATION RESOURCES INSTITUTE, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2006 AND 2005
--------------------------------------------------------------------------------

     The following table summarizes activity in the loan loss reserve account for fiscal years 2006 and 2005.

                                          2006           2005
                                      ------------   ------------
     Beginning balance                $254,139,822   $172,230,470
     Default claims paid               (84,700,201)   (51,885,797)
     Default claims recoveries, net
        of adjustments                  51,087,426     38,395,176
     Loan loss provision               131,938,830     95,399,973
                                      ------------   ------------
        Ending balance                $352,465,877   $254,139,822
                                      ============   ============

10.  BONDS PAYABLE

     On May 25, 1999, TFSI issued $61,360,000 of taxable student loan revenue bonds - Select Auction Variable Rate Securities ("SAVRS"). The net proceeds of the bonds were used to close out a repurchase agreement and to pay down a revolving line of credit.

     The Senior Series 1999A bonds and the Subordinate Series 1999B bonds (collectively, the "Bonds") bear interest rates determined on the basis of orders placed in an auction conducted on the 18th day of each month. In November 2003, the Senior Series 1999A bonds were paid in full. At June 30, 2006, the interest rate for the Subordinate Series 1999B bonds was 5.5%. At June 30, 2005, the interest rate for the Subordinate Series 1999B bonds was 3.9%.

     Principal and interest payments on the Bonds are to be paid exclusively from revenues and recoveries of principal on student loans held by TFSI. The student loans are guaranteed by TERI. The Bonds are not guaranteed by TERI.

     Principal payments are to be made on bond payment dates to the extent funds are available for such purpose in accordance with the indenture. The Bonds, which are subject to optional redemption prior to their maturity, have a final maturity date of November 18, 2030.

     Total interest paid on the Bonds payable was $341,431 and $312,557 for the years ended June 30, 2006 and 2005, respectively.

11.  RETIREMENT PLANS

     PENSION PLAN

     TERI has a defined benefit pension plan funded through group annuities which covers substantially all employees. Plan costs are charged to expense and funded annually. Net periodic pension cost included the following components for fiscal years ended June 30, 2006 and 2005:

                                         2006        2005
                                      ---------   ---------
     Service cost                     $ 160,722   $  90,994
     Interest on projected benefit      241,989     226,922
        obligation
     Expected return on plan assets    (184,202)   (263,961)
        (gain)
     Amortization of loss                78,070      12,341
                                      ---------   ---------
     Net periodic pension cost        $ 296,579   $  66,296
                                      =========   =========


                                       15

THE EDUCATION RESOURCES INSTITUTE, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2006 AND 2005
--------------------------------------------------------------------------------

     TERI's current pension plan investment policy is to seek conservative growth in assets by investing in a blend of equities and fixed income instruments through participation in large well- diversified funds. Preservation of capital and earning income to reduce corporate contributions are the main objectives of this strategy. TERI's current target allocation of pension fund assets is 50-75% in fixed income funds and 25-50% in equity funds. TERI reviews fund performance and may change the allocation between funds at managements' discretion. The use of individual equities and individual debt instruments has not been authorized by the Pension Plan.

     TERI considered the historical returns and the future expectations for returns for each asset class to determine its long-term rate of return assumption. TERI currently assumes a 5.60% net long-term rate of return on plan assets. For the twelve months ended June 30, 2006, the net return on the "balanced fund" which invests in both equity and fixed income instruments, was 5.28% while the fixed income fund earned 5.63% for the twelve months ended December 31, 2005.

     TERI's weighted-average asset allocations at June 30, 2006 and 2005, by asset category, are as follows:

                    2006   2005
                    ----   ----
     Equities        20%    23%
     Fixed Income    80%    77%
                    ---    ---
     Total          100%   100%
                    ===    ===

     Assumptions used in determining the actuarial present value of the projected benefit obligation as of June 30, 2006 and 2005 were as follows:

                       2006   2005
                       ----   ----
     Discount rate     6.25%  5.25%
     Salary increase   5.50%  5.50%

     Assumptions used in determining the net periodic benefit cost for fiscal years ended June 30, 2006 and 2005 were as follows:

                                2006   2005
                                ----   ----
     Discount rate              5.25%  6.50%
     Salary increase            5.50%  5.50%
     Long-term rate of return   5.60%  8.50%


                                       16

THE EDUCATION RESOURCES INSTITUTE, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2006 AND 2005
--------------------------------------------------------------------------------

     At June 30, 2006 and 2005, the plan's funded status and pension liabilities were as follows:

                                                                    2006          2005
                                                                 ----------   -----------
     Actuarial present value of accumulated benefit obligation
        Vested                                                   $3,779,958   $ 4,060,791
        Nonvested                                                   186,752       118,870
                                                                 ----------   -----------
           Accumulated benefit obligation                         3,966,710     4,179,661
     Projected salary increases                                     330,472       418,827
                                                                 ----------   -----------
     Projected benefit obligation                                 4,297,182     4,598,488
     Fair value of plan assets at beginning of year               3,317,475     3,133,251
     Employer contributions                                              --        50,000
     Actual return on plan assets net of expenses                   183,678       179,081
     Net benefits payments                                          (44,857)      (44,857)
                                                                 ----------   -----------
           Fair value of plan assets at end of year               3,456,296     3,317,475
                                                                 ----------   -----------
     Projected benefit obligation in excess of plan assets          840,886     1,281,013
     Unrecognized net loss                                         (641,503)   (1,378,209)
                                                                 ----------   -----------
              Accrued (Prepaid) pension cost                        199,383       (97,196)
     Additional minimum pension liability                           311,031       959,382
                                                                 ----------   -----------
           Accrued pension liability                             $  510,414   $   862,186
                                                                 ==========   ===========

     The change in additional minimum pension liability is recognized as part of compensation and employee fringe benefits on the statement of activities and totaled ($648,351) and $711,442 for the years ended June 30, 2006 and 2005, respectively.

     TERI expects to contribute $50,000 to the pension plan in the fiscal year ending June 30, 2007. The following benefit payments, which reflect expected future service, as appropriate, are expected to be paid for the fiscal years ended June 30 as follows:

     2007                $   57,040
     2008                   203,931
     2009                   217,124
     2010                   217,170
     2011                   233,718
     Years 2012 - 2016    1,250,979

     DEFINED CONTRIBUTION PLAN

     TERI also has a defined contribution plan which is funded through group annuities and covers substantially all employees. The expense relating to the defined contribution plan was $96,032 and $63,115 for the fiscal years ended June 30, 2006 and 2005, respectively.

12.  FUNCTIONAL EXPENSE CLASSIFICATION

     TERI's expenditures on a functional basis for the years ended June 30, 2006 and 2005 are shown below:


                                       17

THE EDUCATION RESOURCES INSTITUTE, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2006 AND 2005
--------------------------------------------------------------------------------

                                               2006           2005
                                           ------------   ------------
     Program expenses
        Education finance                  $245,120,914   $179,298,269
        Education informational services      3,016,680      3,966,083
                                           ------------   ------------
           Total program expenses           248,137,594    183,264,352
     Supporting services - general and
        administrative expenses               4,085,747      3,671,433
     Interest expense                           340,110        315,903
                                           ------------   ------------
           Total operating expenses        $252,563,451   $187,251,688
                                           ============   ============

13.  CONCENTRATIONS

     Under the terms of the Master Loan Guarantee Agreement (MLGA), TERI is a 25% beneficial owner of the residual value of TERI guaranteed loans held in Trusts created by FMC. In certain cases, TERI has amended the MLGA to reduce TERI's beneficial interest in return for increased administrative fees from the Trusts. For Trusts created in 2006, TERI's beneficial interest ranged from 11.9% to 14.9%. For Trusts created in 2005, TERI's beneficial interest was reduced to 20%. Residual interest in securitized portfolios from these trusts accounted for 10.19% and 13.78% of TERI's total revenue for the years ended June 30, 2006 and 2005, respectively (Note 4).

     TERI guarantees loans for over 50 clients, many of which are also clients of FMC. Major clients include J.P. Morgan Chase Bank, N.A., Bank of America, N.A. and Wachovia Bank, N.A. No other client accounts for more than 10% of guaranteed loan volume.


                                       18

THE EDUCATION RESOURCES INSTITUTE, INC. AND SUBSIDIARY
SUPPLEMENTAL CONSOLIDATING STATEMENT OF FINANCIAL POSITION
YEAR ENDED JUNE 30, 2006
--------------------------------------------------------------------------------

                                                THE EDUCATION         TERI
                                                  RESOURCES         FINANCIAL     CONSOLIDATING
                                               INSTITUTE, INC.   SERVICES, INC.    ADJUSTMENTS    CONSOLIDATED
                                               ---------------   --------------   -------------   ------------
ASSETS
Cash and equivalents                            $ 76,960,126       $1,127,347      $        --    $ 78,087,473
Restricted cash and equivalents                   89,462,539               --               --      89,462,539
Marketable securities                            294,101,627               --               --     294,101,627
Receivables
   Guarantee fees                                 23,636,717               --               --      23,636,717
   Accrued interest                                2,961,003               --               --       2,961,003
   Other                                           3,648,933           59,352          (19,497)      3,688,788
                                                ------------       ----------      -----------    ------------
Total receivables                                 30,246,653           59,352          (19,497)     30,286,508
Notes receivable - FMC                             4,536,647               --               --       4,536,647
Notes receivable - other                             210,120               --         (210,120)             --
Other assets, net                                    315,118          149,850               --         464,968
Student loans
   Student loans receivable                               --        7,056,549               --       7,056,549
   Receivables recoverable on claim payments      59,050,105               --               --      59,050,105
                                                ------------       ----------      -----------    ------------
      Total student loans                         59,050,105        7,056,549               --      66,106,654
Residual interest in securitized portfolios      100,219,192               --               --     100,219,192
                                                ------------       ----------      -----------    ------------
      Total assets                              $655,102,127       $8,393,098      $  (229,617)   $663,265,608
                                                ============       ==========      ===========    ============
LIABILITIES AND NET ASSETS
Accounts payable and accrued expenses           $  1,851,693       $   47,351      $   (19,497)   $  1,879,547
Due to First Marblehead Education Resources       10,446,966               --               --      10,446,966
Loan disbursement obligation                      43,878,748               --               --      43,878,748
Accrued pension liability                            510,414               --               --         510,414
Deferred revenue - other                             894,300               --               --         894,300
Deferred guarantee fees                           36,387,132               --               --      36,387,132
Loan loss reserves                               352,465,877               --               --     352,465,877
Notes payable                                             --          210,120         (210,120)             --
Bonds payable                                             --        6,030,000               --       6,030,000
Investment in subsidiaries                        (2,105,627)              --        2,105,627              --
Net assets                                       210,772,624        2,105,627       (2,105,627)    210,772,624
                                                ------------       ----------      -----------    ------------
      Total liabilities and net assets          $655,102,127       $8,393,098      $  (229,617)   $663,265,608
                                                ============       ==========      ===========    ============


                                       19

THE EDUCATION RESOURCES INSTITUTE, INC. AND SUBSIDIARY
SUPPLEMENTAL CONSOLIDATING STATEMENT OF ACTIVITIES AND CHANGES IN NET ASSETS YEAR ENDED JUNE 30, 2006
--------------------------------------------------------------------------------

                                               THE EDUCATION         TERI
                                                 RESOURCES         FINANCIAL     CONSOLIDATING
                                              INSTITUTE, INC.   SERVICES, INC.    ADJUSTMENTS    CONSOLIDATED
                                              ---------------   --------------   -------------   ------------
REVENUE
Guarantee fees                                 $245,352,831        $     --        $     --      $245,352,831
Residual interest in securitized portfolios      32,260,402              --              --        32,260,402
Investment income                                16,865,222          43,058         (14,183)       16,894,097
Unrealized loss on investments in
   marketable securities                         (2,449,232)             --              --        (2,449,232)
Grants and contracts                              2,384,426              --              --         2,384,426
Origination fees                                 20,339,068              --              --        20,339,068
HEIC membership fees                                 87,564              --              --            87,564
Interest income on student loans                         --         676,382              --           676,382
Interest income - FMC - notes receivable            296,974              --              --           296,974
Contractual income - FMC                            747,528              --              --           747,528
Investments in subsidiaries                         (13,100)             --          13,100                --
                                               ------------        --------        --------      ------------
      Total revenue                            $315,871,683        $719,440        $ (1,083)     $316,590,040
                                               ------------        --------        --------      ------------
EXPENSES
Compensation and employee fringe benefits         3,427,922              --              --         3,427,922
Office expenses                                     293,462              --              --           293,462
Rent                                                542,939              --              --           542,939
Professional fees (FMER)                        106,072,120              --              --       106,072,120
Professional fees (Other)                         3,379,202          20,752              --         3,399,954
Loan servicing fees                                      --         125,782              --           125,782
Collection costs                                  5,140,242              --              --         5,140,242
Printing and promotion                              127,588              --              --           127,588
Loan loss provision                             131,938,830              --              --       131,938,830
Depreciation and amortization                       103,855          69,367              --           173,222
Grants                                               87,474              --              --            87,474
Interest expense                                         --         354,293         (14,183)          340,110
Other expenses                                      731,460         162,346              --           893,806
                                               ------------        --------        --------      ------------
      Total expenses                           $251,845,094        $732,540        $(14,183)     $252,563,451
                                               ------------        --------        --------      ------------
Increase in net assets                         $ 64,026,589        $(13,100)       $ 13,100      $ 64,026,589
                                               ============        ========        ========      ============
Net assets, beginning of year                                                                    $146,746,035
                                                                                                 ============
Net assets, end of year                                                                          $210,772,624
                                                                                                 ------------


                                       20

THE EDUCATION RESOURCES
INSTITUTE, INC. AND SUBSIDIARY
UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2006 AND 2005

THE EDUCATION RESOURCES INSTITUTE, INC. AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF FINANCIAL POSITION (UNAUDITED)
SEPTEMBER 30, 2006 AND 2005
-------------------------------------------------------------------------------


                                                                         2006               2005
                                                                     ------------       ------------
ASSETS
Cash and equivalents                                                 $ 65,944,305       $ 20,142,777
Restricted cash and equivalents                                       174,944,968         85,133,536
Marketable Securities                                                 284,767,338        241,969,036
Receivables
      Guarantee fees                                                   35,043,000         37,697,709
      Accrued interest                                                  2,985,105          1,833,234
      Other                                                             1,491,394            821,989
                                                                     ------------       ------------
                 Total receivables                                     39,519,499         40,352,932
Notes receivable                                                        4,340,601          5,107,488
Other assets, net                                                         655,018            666,312
Student loans
Student loans receivable                                                6,468,545          9,360,423
Receivables recoverable on claim payments                              66,613,239         44,758,314
                                                                     ------------       ------------
                 Total student loans                                   73,081,784         54,118,737
Residual interest in securitized portfolios                           132,823,464         70,064,423
                 Total assets                                        $776,076,977       $517,555,241
                                                                     ============       ============

LIABILITIES AND NET ASSETS
Accounts payable and accrued expenses                                $  4,663,454       $  1,400,981
Due to First Marblehead Education Resources                            12,331,216          9,105,959
Liability for outstanding checks                                       12,115,382                -
Accrued pension liability                                                 569,856            878,761
Deferred revenue - other                                                1,379,349            807,924
Deferred guarantee fees                                                42,726,982         30,101,482
Loan loss reserves                                                    416,200,876        290,956,579
Bonds payable                                                           5,400,000          8,480,000
                                                                     ------------       ------------
                 Total liabilities                                    495,387,115        341,731,686

Net assets
    Unrestricted
        Undesignated                                                  265,396,634        160,530,327
        Board-designated                                               13,293,228         13,293,228
    Permanently restricted                                              2,000,000          2,000,000
                                                                     ------------       ------------
                 Total net assets                                     280,689,862        175,823,555
                                                                     ------------       ------------
                 Total liabilities and net assets                    $776,076,977       $517,555,241
                                                                     ============       ============

THE EDUCATION RESOURCES INSTITUTE, INC. AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF ACTIVITIES AND CHANGES IN NET ASSETS (UNAUDITED)
FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2006 AND 2005
--------------------------------------------------------------------------------


                                                                          2006            2005
                                                                      -------------   -------------
REVENUE
Guarantee fees                                                        $ 130,469,219   $  87,114,567
Residual interest in securitized portfolios                              32,604,272       2,105,633
Investment income                                                         6,963,582       3,426,195
Unrealized (loss) gain on investments in marketable securities            2,203,561      (1,342,362)
Grants and contracts                                                        734,551         656,518
Origination fees                                                         16,866,881       8,828,695
HEIC membership fees                                                         17,990          42,301
Interest income on student loans                                            155,142         179,096
Interest income - FMC - notes receivable                                     67,072          78,461
Contractual income - FMC                                                     61,881         186,882
                                                                      -------------   -------------
         Total revenue                                                  190,144,151     101,275,986
EXPENSES
Compensation and employee fringe benefits                                 1,299,017         836,335
Office expenses                                                             199,976         127,056
Rent                                                                        159,518         135,735
Professional fees (FMER)                                                 37,071,055      25,927,985
Professional fees (other)                                                 1,068,998         802,526
Loan servicing fees                                                          29,375          37,304
Collection costs                                                          1,498,859       1,287,938
Printing and promotion                                                       17,181          12,118
Loan loss provision                                                      78,530,082      42,703,818
Depreciation and amortization                                                36,012          43,334
Grants                                                                       51,000          16,350
Interest expense                                                             80,872          87,123
Other expenses                                                              184,968         180,844
                                                                      -------------   -------------
         Total expenses                                                 120,226,913      72,198,466
                                                                      -------------   -------------
Increase in net assets                                                   69,917,238      29,077,520
Net assets, beginning of year                                           210,772,624     146,746,035
                                                                      -------------   -------------
Net assets, end of period                                             $ 280,689,862   $ 175,823,555
                                                                      =============   =============

THE EDUCATION RESOURCES INSTITUTE, INC. AND SUBSIDIARY
CONSOLIDATED STATEMENTS AND CASH FLOWS (UNAUDITED)
FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2006 AND 2005
--------------------------------------------------------------------------------


                                                                           2006              2005
                                                                       -------------    -------------
CASH FLOWS FROM OPERATING ACTIVITIES
Increase in net assets                                                 $  69,917,238    $  29,077,520
Adjustments to reconcile increase in net assets to net cash
 provided by operating activities
     Depreciation and amortization                                            36,012           43,334
     Provision for loan loss reserve                                      78,530,082       42,703,818
     Amortization of net discount on securities                             (644,067)        (397,529)
     Unrealized  (gain) loss on investments in marketable securities      (2,203,561)       1,342,362
     Changes in
        Restricted cash and equivalents                                  (85,482,429)     (32,719,534)
        Receivables                                                       (9,232,991)     (14,360,902)
        Student loans                                                     (6,987,021)      (1,135,736)
        Residual interest in securitized portfolios                      (32,604,272)      (1,926,074)
        Other assets, net                                                   (161,970)         (51,929)
        Default claims paid                                              (32,243,440)     (16,009,080)
        Default claims recoveries (net of adjustments)                    17,448,357       10,122,019
        Accounts payable and accrued expenses                              4,727,599          116,966
        Liability for outstanding checks                                 (31,763,366)             -
        Deferred revenue - other                                             485,049          (87,737)
        Deferred guarantee fees                                            6,339,850        4,775,179
                                                                       -------------    -------------
                 Total adjustments                                       (93,756,168)      (7,584,843)
                 Net cash provided by operating activities               (23,838,930)      21,492,677

CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of property and equipment                                          (52,201)         (10,637)
Disposal of property and equipment                                               -                -
Purchases of marketable securities                                      (267,150,746)     (66,638,838)
Proceeds from the sale and maturities of
 marketable securities                                                   279,332,663       49,788,443
Proceeds from notes receivable                                               196,046          184,657
                                                                       -------------    -------------
                 Net cash used in investing activities                    12,325,762      (16,676,375)

CASH FLOWS FROM FINANCING ACTIVITIES
Principal payments on bonds payable                                         (630,000)        (930,000)
                                                                       -------------    -------------
                 Net cash used in financing activities                      (630,000)        (930,000)
Increase in cash and equivalents                                         (12,143,168)       3,886,302
Cash and equivalents, beginning of year                                   78,087,473       16,256,475
                                                                       -------------    -------------
Cash and equivalents, end of year                                      $  65,944,305    $  20,142,777
                                                                       =============    =============
SUPPLEMENTAL DISCLOSURE
Cash paid for interest                                                 $      81,301    $      88,072


                      [This page intentionally left blank]

                                 $1,025,000,000



                        STUDENT LOAN ASSET BACKED NOTES


               THE NATIONAL COLLEGIATE STUDENT LOAN TRUST 2006-4
                                 ISSUING ENTITY



                      THE NATIONAL COLLEGIATE FUNDING LLC
                             DEPOSITOR AND SPONSOR




                            ------------------------
                                   TERM SHEET
                            ------------------------





GOLDMAN, SACHS & CO.                JPMORGAN              RBS GREENWICH CAPITAL
Joint Book-Runner              Joint Book-Runner              Joint Book-Runner


                               November 27, 2006